AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                       EYE CARE CENTERS OF AMERICA, INC.,

                                VARIOUS LENDERS,

                              FLEET NATIONAL BANK,
                            as ADMINISTRATIVE AGENT,

                             BANK OF AMERICA, N.A.,
                              as SYNDICATION AGENT

                                       and

                             FLEET SECURITIES, INC.
                         BANC OF AMERICA SECURITIES LLC,
                              as Co-Lead Arrangers
                   ------------------------------------------

                          Dated as of December 23, 2002
                                TABLE OF CONTENTS

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SECTION  1.  AMOUNT  AND  TERMS  OF  CREDIT.                                  1

1.01  THE  COMMITMENTS.                                                       1
1.02  MINIMUM  AMOUNT  OF  EACH  BORROWING.                                   4
1.03  NOTICE  OF  BORROWING.                                                  4
1.04  DISBURSEMENT  OF  FUNDS.                                                5
1.05  EVIDENCE  OF  DEBT;  NOTES.                                             6
1.06  CONVERSIONS.                                                            7
1.07  PRO  RATA  BORROWINGS                                                   8
1.08  INTEREST.                                                               8
1.09  INTEREST  PERIODS.                                                      9
1.10  INCREASED  COSTS,  ILLEGALITY,  ETC.                                   10
1.11  COMPENSATION.                                                          12
1.12  CHANGE  OF  LENDING  OFFICE.                                           13
1.13  REPLACEMENT  OF  LENDERS.                                              13
SECTION  2.  LETTERS  OF  CREDIT.                                            15
2.01  LETTERS  OF  CREDIT.                                                   15
2.02  LETTER  OF  CREDIT  REQUESTS.                                          16
2.03  LETTER  OF  CREDIT  PARTICIPATIONS.                                    17
2.04  AGREEMENT  TO  REPAY  LETTER  OF  CREDIT  DRAWINGS.                    19
2.05  INCREASED  COSTS.                                                      20
SECTION  3.  COMMITMENT  COMMISSION;  FEES;  REDUCTIONS  OF  COMMITMENT.     20
3.01  FEES.                                                                  20
3.02  VOLUNTARY  TERMINATION  OF  UNUTILIZED  COMMITMENTS.                   21
3.03  MANDATORY  REDUCTION  OF  COMMITMENTS.                                 22
SECTION  4.  PREPAYMENTS;  PAYMENTS;  TAXES.                                 22
4.01  VOLUNTARY  PREPAYMENTS.                                                23
4.02  MANDATORY  REPAYMENTS  AND  COMMITMENT  REDUCTIONS.                    23
4.03  METHOD  AND  PLACE  OF  PAYMENT.                                       27
4.04  NET  PAYMENTS;  TAXES.                                                 28
SECTION  5.  CONDITIONS  PRECEDENT  TO  LOANS.                               30
5.01  EXECUTION  OF  AGREEMENT;  NOTES.                                      30
5.02  FEES,  ETC.                                                            30
5.03  OPINIONS  OF  COUNSEL.                                                 31
5.04  CORPORATE  DOCUMENTS;  PROCEEDINGS;  ETC.                              31
5.05 EMPLOYEE BENEFIT PLANS; SHAREHOLDERS' AGREEMENTS; MANAGEMENT AGREEMENTS;COLLECTIVE BARGAINING AGREEMENTS; DEBT AGREEMENTS;
      TAX SHARING AGREEMENTS.                                                31
5.06  REFINANCING.                                                           32
5.07  AMENDED  AND  RESTATED  SUBSIDIARIES  GUARANTY.                        33
5.08  AMENDED  AND  RESTATED  PLEDGE  AGREEMENT.                             33
5.09  AMENDED  AND  RESTATED  SECURITY  AGREEMENT.                           33
5.10  ADVERSE  CHANGE,  ETC.                                                 34
5.11  LITIGATION.                                                            35
5.12  SOLVENCY  CERTIFICATE;  ENVIRONMENTAL  ANALYSES;  INSURANCE.           35
5.13  PRO  FORMA  BALANCE  SHEET;  FINANCIAL  STATEMENTS;  PROJECTIONS.      35

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5.14  MINIMUM  EBITDA.                                                       35
5.15  CLOSING  LEVERAGE  RATIO.                                              35
SECTION  6.  CONDITIONS  PRECEDENT  TO  ALL  CREDIT  EVENTS.                 35
6.01  NO  DEFAULT;  REPRESENTATIONS  AND  WARRANTIES.                        35
6.02  NOTICE  OF  BORROWING;  LETTER  OF  CREDIT  REQUEST.                   36
SECTION  7.  REPRESENTATIONS,  WARRANTIES  AND  AGREEMENTS.                  36
7.01  CORPORATE  STATUS.                                                     36
7.02  CORPORATE  POWER  AND  AUTHORITY.                                      37
7.03  NO  VIOLATION.                                                         37
7.04  LITIGATION.                                                            37
7.05  USE  OF  PROCEEDS:  MARGIN  REGULATIONS.                               37
7.06  GOVERNMENTAL  APPROVALS.                                               38
7.07  INVESTMENT  COMPANY  ACT.                                              38
7.08  PUBLIC  UTILITY  HOLDING  COMPANY  ACT.                                38
7.09  TRUE  AND  COMPLETE  DISCLOSURE.                                       38
7.10  FINANCIAL  CONDITION,  FINANCIAL  STATEMENTS.                          39
7.11  SECURITY  INTERESTS.                                                   40
7.12  REPRESENTATIONS  AND  WARRANTIES  IN  OTHER  CREDIT  DOCUMENTS.        40
7.13  COMPLIANCE  WITH  ERISA.                                               41
7.14  CAPITALIZATION.                                                        42
7.15  SUBSIDIARIES.                                                          42
7.16  INTELLECTUAL  PROPERTY.                                                42
7.17  COMPLIANCE  WITH  STATUTES,  ETC.                                      42
7.18  ENVIRONMENTAL  MATTERS.                                                43
7.19  PROPERTIES.                                                            43
7.20  LABOR  RELATIONS.                                                      44
7.21  TAX  RETURNS  AND  PAYMENTS.                                           44
7.22  SENIOR  SUBORDINATED  NOTES.                                           44
7.23  FISCAL  QUARTERS.                                                      45
SECTION  8.  AFFIRMATIVE  COVENANTS.                                         45
8.01  INFORMATION  COVENANTS.                                                45
8.02  BOOKS,  RECORDS  AND  INSPECTIONS.                                     48
8.03  INSURANCE.                                                             49
8.04  PAYMENT  OF  TAXES.                                                    50
8.05  CORPORATE  FRANCHISES.                                                 50
8.06  COMPLIANCE  WITH  STATUTES,  ETC.                                      50
8.07  COMPLIANCE  WITH  ENVIRONMENTAL  LAWS.                                 51
8.08  ERISA.                                                                 52
8.09  GOOD  REPAIR.                                                          53
8.10  ADDITIONAL  SECURITY;  FURTHER  ASSURANCES.                            53
8.11  FOREIGN  SUBSIDIARIES  SECURITY.                                       55
8.12  PERFORMANCE  OF  OBLIGATIONS.                                          56
SECTION  9.  NEGATIVE  COVENANTS.                                            56
9.01  BUSINESS.                                                              56
9.02  CONSOLIDATION,  MERGER,  PURCHASE  OR  SALE  OF  ASSETS,  ETC.         56
9.03  LIENS.                                                                 59
9.04  INDEBTEDNESS.                                                          62
9.05  DESIGNATED  SENIOR  DEBT.                                              64
9.06  ADVANCES,  INVESTMENTS  AND  LOANS.                                    64
9.07  DIVIDENDS.                                                             66
9.08  TRANSACTIONS  WITH  AFFILIATES.                                        67

9.09  CAPITAL  EXPENDITURES.                                                 68
9.10  CONSOLIDATED  INTEREST  COVERAGE  RATIO.                               69
9.11  MINIMUM  CONSOLIDATED  EBITDA.                                         70
9.12  MAXIMUM  LEVERAGE  RATIO.                                              70
9.13 LIMITATION ON PREPAYMENTS AND MODIFICATIONS OF INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS
      AND CERTAIN OTHER AGREEMENTS; ETC.                                     71
9.14  LIMITATION  ON  CERTAIN  RESTRICTIONS  ON  SUBSIDIARIES.               72
9.15  LIMITATION  ON  CREATION  OF  SUBSIDIARIES.                            72
9.16  MAINTENANCE  OF  CORPORATE  SEPARATENESS,  ETC.                        73
9.17  LIMITATION  ON  ISSUANCE  OF  CAPITAL  STOCK.                          73
SECTION  10.  EVENTS  OF  DEFAULT.                                           73
10.01  PAYMENTS.                                                             73
10.02  REPRESENTATIONS,  ETC.                                                73
10.03  COVENANTS.                                                            73
10.04  DEFAULT  UNDER  OTHER  AGREEMENTS.                                    74
10.05  BANKRUPTCY,  ETC.                                                     74
10.06  ERISA.                                                                75
10.07  SECURITY  DOCUMENTS.                                                  75
10.08  GUARANTIES.                                                           75
10.09  JUDGMENTS.                                                            76
10.10  OWNERSHIP.                                                            76
SECTION  11.  DEFINITIONS  AND  ACCOUNTING  TERMS.                           76
11.01  DEFINED  TERMS.                                                       76
SECTION  12.  THE  AGENTS.                                                  100
12.01  APPOINTMENT.                                                         100
12.02  NATURE  OF  DUTIES.                                                  101
12.03  LACK  OF  RELIANCE  ON  THE  AGENTS.                                 101
12.04  CERTAIN  RIGHTS  OF  THE  AGENTS.                                    101
12.05  RELIANCE.                                                            102
12.06  INDEMNIFICATION.                                                     102
12.07  EACH  AGENT  IN  ITS  INDIVIDUAL  CAPACITY.                          102
12.08  HOLDERS.                                                             102
12.09  RESIGNATION  BY  THE  AGENTS.                                        103
SECTION  13.  MISCELLANEOUS.                                                103
13.01  PAYMENT  OF  EXPENSES,  ETC.                                         103
13.02  RIGHT  OF  SETOFF.                                                   104
13.03  NOTICES.                                                             105
13.04  BENEFIT  OF  AGREEMENT.                                              105
13.05  NO  WAIVER;  REMEDIES  CUMULATIVE.                                   107
13.06  PAYMENTS  PRO  RATA.                                                 107
13.07  CALCULATIONS;  COMPUTATIONS.                                         108
13.08  GOVERNING  LAW; SUBMISSION TO JURISDICTION; VENUE;
       WAIVER OF JURY TRIAL.                                                109
13.09  COUNTERPARTS.                                                        109
13.10  EFFECTIVENESS.                                                       110
13.11  HEADINGS  DESCRIPTIVE.                                               110
13.12  AMENDMENT  OR  WAIVER;  ETC.                                         110
13.13  SURVIVAL.                                                            112
13.14  DOMICILE  OF  LOANS.                                                 112
13.15  LIMITATION  ON  ADDITIONAL  AMOUNTS,  ETC.                           112

13.16  CONFIDENTIALITY.                                                     113
13.17  REGISTER.                                                            113
13.18  USURY  LAWS.                                                         114
SECTION  14.  TRANSITIONAL  ARRANGEMENTS.                                   116
14.1.  EXISTING  CREDIT  AGREEMENT  SUPERSEDED.                             116
14.2.  RETURN  AND  CANCELLATION  OF  NOTES.                                116
14.3.  INTEREST  AND  FEES  UNDER  SUPERSEDED  AGREEMENT.                   116

     AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 23, 2002, among EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "Borrower"), the Lenders party hereto from time to time, FLEET NATIONAL BANK, as Administrative Agent (in such capacity, the "Administrative Agent") and BANK OF AMERICA, N.A., as Syndication Agent (in such capacity, the "Syndication Agent" and, together with the Administrative Agent, each an "Agent" and collectively the "Agents") (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                              W I T N E S S E T H :

     WHEREAS, pursuant to that certain Credit Agreement, dated as of April 23, 1998 (as amended and in effect from time to time, the "Existing Credit Agreement"), by and among the Borrower, Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as administrative agent (the "Existing Agent"), Merrill Lynch Capital Corporation, as syndication agent and the lending institutions party thereto, the Lenders, subject to the terms and conditions contained therein, provided certain financial accommodations to the Borrower;

     WHEREAS, pursuant to a certain Assignment and Acceptance, dated as of December 23, 2002 (the "Assignment"), among the Borrower, the Existing Agent, the lendersparty to the Existing Credit Agreement, the Administrative Agent and the Lenders party to this Agreement, (i) the lenders under the Existing Credit Agreement have assigned to the Lenders the outstanding loans and other obligations under the Existing Credit Agreement and (ii) the Existing Agent has assigned to the Administrative Agent hereunder all of its liens, security interests, and collateral security under the Existing Credit Agreement;

     WHEREAS, the Borrower has requested, among other things, to amend and restate the Existing Credit Agreement, and the Lenders are willing to amend and restate the Existing Credit Agreement on the terms and conditions set forth herein such that the rights, obligations, liens, security interests, and collateral security assigned pursuant to the Assignment shall hereafter be evidenced by this Agreement and the other Credit Documents referred to herein;

     NOW, THEREFORE, the Borrower, the Lenders and the Agents agree that on the Effective Date the Existing Credit Agreement is hereby amended and restated in its entirety as set forth herein and shall remain in full force and effect only as set forth herein.

     SECTION  1.  Amount  and  Terms  of  Credit.

     1.01 THE COMMITMENTS. (a) Subject to and upon the terms and conditions set forth herein, each Lender with a Term Loan A Commitment severally agrees to make, on the Effective Date, a term loan (each, a "Term Loan A" and collectively, "Term Loans A") to the Borrower, which Term Loans A (i) shall be made and initially maintained as a single Borrowing of Base Rate Loans (subject to the option to convert such Term Loans A pursuant to Section 1.06) and (ii) shall be made by each Lender in that initial aggregate principal amount as is equal to the Term Loans A Commitment of such Lender on such date. Once repaid, Term Loans A may not be reborrowed.

(b) Subject to and upon the terms and conditions set forth herein, each Lender with a Term Loan B Commitment severally agrees to make, on the Effective Date, a term loan (each, a "Term Loan B" collectively, the "Term Loans B" and, together with Term Loans A, the "Term Loans") to the Borrower, which Term Loans B (i) shall be made and initially maintained as a single Borrowing of Base Rate Loans (subject to the option to convert such Term Loans B pursuant to Section 1.06) and (ii) shall be made by each Lender in that initial aggregate principal amount as is equal to the Term Loans B Commitment of such Lender on such date. Once repaid, Term Loans B may not be reborrowed.

(c) Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees, at any time and from time to time on and after the Effective Date and prior to the RL Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, and (iii) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time and (iv) shall not exceed for all Lenders at any time outstanding that aggregate principal amount which, when added to (x) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment at such time.


(d) Subject to and upon the terms and conditions herein set forth, the Swingline Lender in its individual capacity agrees to make at any time and from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as

Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings at such time, an amount equal to the Revolving Loan Commitment at such time (after giving effect to any reductions to the Revolving Loan Commitment on such date),
(iv)  shall  not exceed at any time outstanding the Maximum Swingline Amount and
(v) shall not be extended if the Swingline Lender receives a written notice from any Agent or the Required Lenders that has not been rescinded that there is a Default or an Event of Default in existence hereunder. The Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of the outstanding Swingline Loans.

(e) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the other Lenders that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Lenders with a Revolving Loan Commitment (without giving effect to any reductions thereto pursuant to the last paragraph of Section 10) pro rata based on each Lender's Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each such Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder,
(ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause such Lenders to share in such Swingline Loans ratably based upon their respective Percentages (determined before giving effect to any termination of the Revolving Loan

Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and
(y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

     1.02 MINIMUM AMOUNT OF EACH BORROWING. (a) The aggregate principal amount of each Borrowing of any Tranche of Loans shall not be less than the Minimum Borrowing Amount for such Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans.

     1.03  NOTICE  OF  BORROWING.  (a)  Whenever  the Borrower desires to make a
Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 1:00 P.M. (New York time) in the case of a Borrowing of Eurodollar Loans and 1:00 P.M. (New York time) in the case of a Borrowing of Base Rate Loans on such day. Each such written notice or written confirmation of telephonic notice (each, a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing shall constitute Term Loans or Revolving Loans and whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice (and the Administrative Agent shall use its reasonable best efforts to provide such notice not later than an hour before the close of business on the day received) of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b)(i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give the Swingline Lender not later than 1:00 P.M. (New York time) on the date that a Swingline Loan is to be made, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

(ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(e), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section  1.01(e).

(c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from the Authorized Officer of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's and the Swingline Lender's record of the terms of such telephonic notice of such Borrowing of Loans (except in the case of gross negligence or willful misconduct).

     1.04 DISBURSEMENT OF FUNDS. Except as otherwise specifically provided in the immediately succeeding sentence, no later than 12:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 1:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 P.M. (New York time) on the date specified in Section 1.01(e)), each Lender with a Commitment of the respective Tranche will make available its pro rata portion of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders (for Loans other than Swingline Loans, prior to 1:00 P.M. (New York time) on such day, to the extent of funds actually received by the Administrative Agent prior to 12:00 P.M. (New York time) on such day). Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

     1.05 EVIDENCE OF DEBT; NOTES. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (b)  The  Administrative  Agent  shall  maintain  the  Register pursuant to
Section 13.17, and a subaccount therein for each Lender in which shall be recorded (i) the amount of each Loan made by such Lender hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof (if any).

     (c) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 1.05(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made by such Lender in accordance with the terms of this Agreement.

     (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Loans made by such Lender shall be evidenced (i) if Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, in the case of Term Loans A, and Exhibit B-2, in the case of Term Loans B, with blanks appropriately completed in conformity herewith (each, respectively a "Term Note A" and "Term Note B" and, collectively, the "Term Notes"), (ii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (iii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (the "Swingline Note").

     (e) The Term Notes issued to each Lender requesting same shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Effective Date, (or, in the case of Term Notes issued after the Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the respective Term Loan A or Term Loan B made by such Lender on the Effective Date (or, in the case of Term Notes issued after the Effective Date, be in a stated principal amount equal to the outstanding principal amount of the Term Loan of such Lender on the date of the issuance thereof), (iv) mature on the Term Loan A Maturity Date in the case of Term Notes A or the Term Loan B Maturity Date, in the case of Term Notes B, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,
(vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (f) The Revolving Note issued to each Lender requesting same shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Effective Date (or, in the case of Revolving Notes issued after the Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender, (iv) mature on the RL Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (h) The Swingline Note (if any) issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Lender and be dated the Effective Date (or, in the case of any Swingline Note issued after the Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Maximum Swingline Amount, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby and
(vi)  be  entitled  to  the  benefits  of  this  Agreement  and the other Credit
Documents.

     (i) Each Lender holding a Note will, prior to any transfer of such Note, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower's obligations in respect of such Loans.

     1.06 CONVERSIONS. The Borrower shall have the option to convert, subject to the conditions set forth below, on any Business Day all or a portion equal to at least the applicable Minimum Borrowing Amount of the outstanding principal amount of Loans pursuant to a single Tranche into a Borrowing or Borrowings (of the same Tranche) of another Type of Loan, provided that (i) if for any reason whatsoever any Eurodollar Loans are converted into Base Rate Loans on a day which is not the last day of an Interest Period applicable to the Loans being converted, the Borrower shall pay all amounts owing in connection therewith as required by Section 1.11, (ii) no partial conversion of a Borrowing shall reduce the outstanding principal amount of such Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (iii) unless the Required Lenders otherwise specifically agree in writing, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iv) no conversion pursuant to this Section 1.06 shall result in a greater number of Eurodollar Borrowings than is permitted under Section
1.02 and (v) Swingline Loans may not be converted pursuant to this Section 1.06. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office prior to 1:00 P.M. (New York time) at least (x) in the case of a conversion to Eurodollar Loans, three Business Days' prior notice and (y) in the case of a conversion to Base Rate Loans, one Business Day's prior notice (each, a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

     1.07 PRO RATA BORROWINGS All Borrowings of Term Loans and Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Term Loan Commitments, or Revolving Loan Commitments, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

     1.08 INTEREST. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Base Rate in effect from time to time, plus: 3.50% in the case of Revolving Loans, 3.25% in the case of the Term Loans A, and 3.75% in the case of the Term Loans B.

     (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Eurodollar Rate for such Interest Period, plus: 4.50% in the case of the Revolving Loans, 4.25% in the case of the Term Loans A, and 4.75% in the case of the Term Loans B.

     (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to 2% per annum in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche of Loans from time to time; provided that principal in respect of Eurodollar Loans shall bear interest after the same becomes due (whether by acceleration or otherwise) until the end of the applicable Interest Period for such Eurodollar Loan at a per annum rate equal to 2% in excess of the rate of interest applicable on the due date therefor.

     (d) During the continuance of an Event of Default pursuant to Section 10.01, the principal of the Revolving Credit Loans and the Term Loans A and Term Loans B not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Required Lenders pursuant to Sec.13.12, bear interest at a rate per annum equal to 2% in excess of the rate otherwise applicable to Base Rate Loans and Eurodollar Loans pursuant to Section 1.08.

     (e) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

     (f) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

     1.09 INTEREST PERIODS. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each, an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three, six or twelve month period, provided that:

     (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

     (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

     (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

     (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

     (v) unless the Required Lenders otherwise specifically agree in writing, no Interest Period may be selected at any time when a Default or Event of Default is then in existence;

     (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans; and

     (vii) no Interest Period of any Borrowing of Term Loans A or Term Loans B shall be selected which extends beyond any date upon which a mandatory repayment of such Tranche of Loans will be required to be made under Section 4.02(b) or
(c), as the case may be, if the aggregate principal amount of Term Loans A or Term Loans B which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Term Loans A or Term Loans B, as the case may be, then outstanding less the aggregate amount of such required prepayment.

     If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

     1.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses
(ii) and (iii) below, any Lender, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

     (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

     (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payments to any Lender of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in respect of taxes based on the overall net income of such Lender or of such applicable lending office, or any franchise tax based on the net income or profits of such Lender, imposed by the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to
Section 4.04(a), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market; or

     (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order,
(y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall, subject to the provisions of Section 13.15 (to the extent applicable) pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for and the calculation thereof, submitted to the Borrower by such Lender in good faith shall, constitute prima facie evidence of such amounts due and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Lender agrees that if it gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Lender, the obligations of such Lender to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

     (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

     (c) If at any time after the date of this Agreement any Lender determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, in each case introduced or changed after the date hereof, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrower shall, subject to the provisions of Section 13.15 (to the extent applicable), pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for and calculation of such additional amounts.

     1.11 COMPENSATION. The Borrower shall, subject to the provisions of Section
13.15 (to the extent applicable), compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting and the calculation of such compensation), for all reasonable losses, expenses and liabilities

(including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.02, as a result of an acceleration of the Loans pursuant to Section 10 or in connection with the replacement of a Lender pursuant to Section 1.13 or Section 13.12(b)) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to
Section  1.10(b).  Calculation  of  all  amounts  payable to a Lender under this
Section 1.11 shall be made as though that Lender had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.11.

     1.12 CHANGE OF LENDING OFFICE. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, or, upon the occurrence of any event giving rise to the operation of Section 4.04(a), use such other reasonable efforts to eliminate or reduce such increased Taxes, provided that such designation or other action is made on such terms that, in the sole judgment of such Lender, such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.05 and 4.04.

     1.13 REPLACEMENT OF LENDERS. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings,
(y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders, or (z) as provided in Section 13.12(b) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to either replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be reasonably acceptable to the Administrative Agent or, at the option of the Borrower, to replace only (a) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Lender with an identical Revolving Loan Commitment provided by the Replacement Lender, or (b) in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Acceptance Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans, (b) the outstanding Term Loan A, such outstanding Term Loan A, or (c) the outstanding Term Loan B, such outstanding Term Loan B) and in each case (except for the replacement of only a portion of all of the outstanding Term Loans of the respective Lender) participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum (without duplication) of (A) an amount equal to the principal of, and all accrued interest on, all applicable outstanding Loans of the Replaced Lender, (B) except in the case of the replacement of only the outstanding Term Loan A and/or Term Loan B of a Replaced Lender, an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Lender) pursuant to Section 3.01 and (y) except in the case of the replacement of only the outstanding Term Loan A and/or Term Loan B of a Replaced Lender, the respective Issuing Lender an amount equal to such Replaced Lender's Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender and to the Swingline Lender an amount equal to such Replaced Lender's Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those (a) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid or (b) relating to any Tranche of Loans and/or Commitments of the respective Replaced

Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Acceptance Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Loans or a Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive  as  to  such  Replaced Lender.

     SECTION  2.  Letters  of  Credit.

     2.01 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that any Issuing Lender issue, at any time and from time to time on and after the Effective Date and prior to the RL Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries, an irrevocable sight standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Indebtedness and (y) for the account of the Borrower and for the benefit of sellers of goods or materials to the Borrower or any of its Subsidiaries, an irrevocable sight commercial letter of credit in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such commercial letter of credit, a "Trade Letter of Credit," and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of the Borrower and its Subsidiaries.

     (b) Subject to the terms and conditions contained herein, the Administrative Agent hereby agrees that it will (and at the Borrower's request each other Issuing Lender may, at its option, agree that it will), at any time and from time to time on or after the Effective Date and prior to the RL Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder and (y) in the case of Trade Letters of Credit, in support of sellers of goods or materials as referenced in Section 2.01(a), provided that the respective Issuing Lender shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

     (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such

Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender as of the date hereof and which such Issuing Lender in good faith deems material to it; or

     (ii) such Issuing Lender shall have received notice from any Lender prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.02(b).

     (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $10,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding and Swingline Loans then outstanding, an amount equal to the Revolving Loan Commitment, (ii) each Letter of Credit shall be denominated in Dollars, (iii) each Letter of Credit shall by its terms terminate (x) in the case of Standby Letters of Credit, on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendible for successive periods of up to 12 months, on terms acceptable to the Issuing Lender thereof) and (B) the date which is fourteen (14) Business Days prior to the RL Maturity Date, and (y) in the case of Trade Letters of Credit, on or before the earlier of (A) the date which occurs 360 days after the date of issuance thereof and (B) the date which is 45 days prior to the RL Maturity Date and (iv) the Stated Amount of each Letter of Credit upon issuance shall be not less than $10,000 or such lesser amount as is acceptable to the respective Issuing Lender.

     (d) Notwithstanding the foregoing, in the event a Lender Default exists, no Issuing Lender shall be required to issue any Letter of Credit unless such Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Lender's risk with respect to the Defaulting Lender's or Lenders' participation in all Letters of Credit, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of all Letter of Credit Outstandings.

     2.02 LETTER OF CREDIT REQUESTS. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least five Business Days' (or such shorter period as is acceptable to the respective Issuing Lender) written notice thereof. Each notice shall be in the form of Exhibit D (each, a "Letter of Credit Request").

     (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Lender has received notice from any Lender before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or Section 6, as applicable, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Lender shall issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender's usual and customary practices. Upon the issuance of or amendment to any Standby Letter of Credit, such Issuing Lender shall promptly notify each Lender of such issuance or amendment and such notice shall be accompanied by a copy of the issued Standby Letter of Credit or amendment, as the case may be. For Trade Letters of Credit on which the Issuing Lender is other than the Administrative Agent, the Issuing Lender will send to the Administrative Agent by facsimile transmission, promptly on the first Business Day of each week, the daily aggregate Stated Amount of Trade Letters of Credit issued by such Issuing Lender and outstanding during the preceding week. The Administrative Agent shall deliver to each Lender, after each calendar month end and upon each payment of the Letter of Credit Fee, a report setting forth for the relevant period the daily aggregate Stated Amount of all outstanding Trade Letters of Credit during such period.

     2.03 LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by any Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Lender with a Revolving Loan Commitment, other than such Issuing Lender (each such Lender, in its capacity under this Section 2.03, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage, in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Percentages of the Lenders pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Percentages of the assignor and assignee Lender or of all Lenders with Revolving Loan Commitments, as the case may be.

     (b) In determining whether to pay under any Letter of Credit, such Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not create for such Issuing Lender any resulting liability to the Borrower or any Lender.

     (c) In the event that any Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.04(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant, of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant's Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Lender in Dollars such Participant's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to such Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate. The failure of any Participant to make available to such Issuing Lender its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other
Participant to make available to such Issuing Lender such other Participant's Percentage of any such payment.

     (d) Whenever any Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall forward such payment to the Administrative Agent, which in turn shall distribute to each Participant which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

     (e) Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

     (f) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

     (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

     (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Lender, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

     (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

     (v)  the  occurrence  of  any  Default  or  Event  of  Default.

     2.04 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower hereby agrees to reimburse the respective Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by it under any Letter of Credit (each such amount, so paid until reimbursed, an "Unpaid Drawing"), no later than three Business Days after the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus 3.50%; provided, however, to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time) on the third Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus 5.50%, in each such case, with interest to be payable on demand. The respective Issuing Lender shall give the Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

     (b) The obligations of the Borrower under this Section 2.04 to reimburse the respective Issuing Lender with respect to payments on Letters of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as issuer of the Letter of Credit or as Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Lender's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit; provided that the Borrowers shall not be obligated to reimburse such Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct as determined by a court of competent jurisdiction on the part of such Issuing Lender.

     2.05 INCREASED COSTS. If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in respect of taxes based on the net income or profits of such Issuing Lender or such Participant, or any franchise tax based on the net income or profits of such Lender or Participant, imposed by the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to
Section 4.04(a), then, upon demand to the Borrower by such Issuing Lender or any Participant (a copy of which demand shall be sent by such Issuing Lender or such Participant to the Administrative Agent) and subject to the provisions of
Section 13.15 (to the extent applicable), the Borrower shall pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.05, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for and the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section
2.05 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower.

     SECTION  3.  RL  Commitment  Commission;  Fees;  Reductions  of Commitment.

     3.01 FEES. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment a commitment commission (the "RL Commitment Commission") for the period from the Effective Date to but not including the RL Maturity Date (or to but not including such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate per annum for each day equal to 0.50% of the Unutilized Revolving Loan Commitment of such Non-Defaulting Lender on such day. Accrued RL Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the RL Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

     (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment (based on their respective Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to 4.50% of the daily average Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

     (c) The Borrower agrees to pay to the respective Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued for its account hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 0.125% per annum of the daily average Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than $500, it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, $500 will be paid toward the next year's Facing Fees for such Letter of Credit, which amount shall be credited in direct order to the Facing Fees which would otherwise be payable with respect to such Letter of Credit in the succeeding annual period. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment has been terminated and such Letter of Credit has been terminated in accordance with its terms.

     (d) The Borrower shall pay, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which the respective Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

     (e) The Borrower shall pay to each of the Agents, for their own account, such other fees as have been agreed to in writing by the Borrower and the Agents.

     3.02 VOLUNTARY TERMINATION OF UNUTILIZED COMMITMENTS. Upon at least one Business Day's prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in a minimum amount of $500,000 and integral multiples of $500,000 thereafter in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that (i) each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Lender with such a Commitment and (ii) no such reduction to the Total Unutilized Revolving Loan Commitment shall in any case be in an amount which would cause the Revolving Loan Commitment of any Lender to be reduced (as required by preceding clause (i)) by an amount which exceeds the remainder of
(x) the Unutilized Revolving Loan Commitment of such Lender as in effect immediately before giving effect to such reduction minus (y) such Lender's Percentage of the aggregate principal amount of Swingline Loans then outstanding.

     3.03 MANDATORY REDUCTION OF COMMITMENTS. (a)(i) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, each of the Total Term Loan A Commitment and the Total Term Loan B Commitment shall terminate in its entirety on the Effective Date (after giving effect to the making of the Term Loans on such date).

     (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on the RL Maturity Date.

     (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Effective Date upon which a mandatory prepayment of Loans pursuant to Sections 4.02(d) through (h), inclusive, is required (and exceeds in amount the aggregate principal amount of Loans then outstanding) or would be required if Loans were then outstanding, to extent that but for the reduction provided for in this Section 3.03(c), the Borrower would be required to make an offer to purchase Senior Subordinated Notes and/or Additional Subordinated Debt as a result of any event set forth in such Sections, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender with such a Commitment) shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said
Section (determined as if an unlimited amount of Loans were actually outstanding) exceeds the aggregate principal amount of Loans then outstanding.

     (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Commitment (and the Term Loan A Commitment, the
Term Loan B Commitment and Revolving Loan Commitment of each Lender) shall terminate on any date on which a Change of Control shall occur.

     (e) Each reduction to the Total Term Loan A Commitment, the Total Term Loan B Commitment and the Total Revolving Loan Commitment pursuant to this Section
3.03 (or pursuant to Section 4.02) shall be applied proportionately to reduce the Term Loan A Commitment, the Term Loan B Commitment or the Revolving Loan Commitment, as the case may be, of each Lender with such a Commitment.

     SECTION 4.  Prepayments;  Payments;  Taxes.

     4.01 VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 P.M. (New York time) at its Notice Office at least one Business Day's prior written notice (or telephone notice promptly confirmed in writing) of its intent to prepay Loans (or same day notice in the case of Swingline Loans provided such notice is given prior to 12:00 P.M. New York time)) whether Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Type(s) of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each prepayment shall be in an aggregate principal amount of at least $500,000 (or $25,000 in the case of Swingline Loans) or such lesser amount of a Borrowing which is outstanding, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.11; and (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among the Loans comprising such Borrowing; provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loan of a Defaulting Lender. Each prepayment of principal of any Term Loans pursuant to this Section 4.01 shall be applied to reduce the then remaining Term Loan A Scheduled Repayments and Term Loan B Scheduled Repayments in the direct order of maturity for amounts of Term Loan A Scheduled Repayments and Term Loan B Scheduled Repayments owing during the immediately following one year period, after giving effect to all prior reductions thereto, and applied pro rata for all amounts repaid in excess of such amount.

     4.02 MANDATORY REPAYMENTS AND COMMITMENT REDUCTIONS. (a) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans, Swingline Loans and the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such day principal of Swingline Loans and, after the Swingline Loans have been repaid in full, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower hereunder in a cash collateral account to be established by the Administrative Agent.

     (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Term Loan A, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(i), a "Term Loan A
Scheduled Repayment," and each such date, a "Term Loan A Scheduled Repayment Date"):

     Term  Loan  A
     Scheduled  Repayment  Date                     Amount
     --------------------------                     ------
     The  last  Business  Day  of  FQ1  2003     $3,750,000
     The  last  Business  Day  of  FQ2  2003     $3,750,000
     The  last  Business  Day  of  FQ3  2003     $3,750,000
     The  last  Business  Day  of  FQ4  2003     $3,750,000
     The  last  Business  Day  of  FQ1  2004     $5,000,000
     The  last  Business  Day  of  FQ2  2004     $5,000,000
     The  last  Business  Day  of  FQ3  2004     $5,000,000
     The  last  Business  Day  of  FQ4  2004     $5,000,000
     The  last  Business  Day  of  FQ1  2005     $5,000,000
     The  last  Business  Day  of  FQ2  2005     $5,000,000
     The  last  Business  Day  of  FQ3  2005     $5,000,000
     Term  Loan  A  Maturity  Date               $5,000,000

     (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Term Loan B, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(i), a "Term Loan B Scheduled Repayment," and each such date, a "Term Loan B Scheduled Repayment Date"):

     Term  Loan  B
     Scheduled  Repayment  Date                      Amount
     --------------------------                      ------
     The  last  Business  Day  of  FQ1  2006      $5,000,000
     The  last  Business  Day  of  FQ2  2006      $5,000,000
     The  last  Business  Day  of  FQ3  2006      $5,000,000
     The  last  Business  Day  of  FQ4  2006      $5,000,000
     The  last  Business  Day  of  FQ1  2007     $10,500,000
     The  last  Business  Day  of  FQ2  2007     $10,500,000
     The  last  Business  Day  of  FQ3  2007     $10,500,000
     Term  Loan  B  Maturity  Date               $10,500,000

     (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within one Business Day following each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives any proceeds from any sale or issuance of its equity (other than proceeds received from the exercise of stock options granted to management as permitted hereunder, the issuance of common equity by a Subsidiary of the Borrower to the Borrower or a Subsidiary Guarantor, and the proceeds from any sale or issuance of equity raised for the purpose of completing Permitted Acquisitions in an amount not to exceed $10,000,000 in the aggregate (the proceeds described herein, the "Excluded Proceeds")) an amount equal to 100% of the cash proceeds of the respective sale or issuance (net of underwriting discounts and commissions and other direct costs associated therewith, including, without limitation, legal fees and expenses) shall be applied as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Section 4.02(i) and
(j);  provided  that  (i) the Borrower shall not be required to comply with this
Section 4.02(d) until such time as the net proceeds from all such issuances of equity exceed $1,000,000, (ii) if THL or other Permitted Holders shall contribute equity other than Excluded Proceeds, an amount equal to 50% of the cash proceeds of the respective sale or issuance (net of underwriting discounts and commissions and other direct costs associated therewith, including, without limitation, legal fees and expenses) shall be applied as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Section 4.02(i) and (j), and (iii) the Borrower shall not be required to comply with this Section 4.02(d) if THL or other Permitted Holders shall contribute additional equity to the extent the proceeds of such equity are used to terminate the Commitments of a Lender in accordance with Section 13.12(c).

     (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within one Business Day following each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives any proceeds from any incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04), an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith including, without limitation, legal fees and expenses) of the respective incurrence of Indebtedness shall be applied as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Sections 4.02(i) and (j).

     (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within two Business Days following each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives proceeds from any sale of assets (including capital stock and securities held thereby, but excluding (i) sales or transfers of inventory in the ordinary course of business, (ii) sales or transfers of assets in accordance with Sections 9.02(v) and (vi) and (iii) sales of assets between the Borrower and its Wholly-Owned Subsidiaries and/or sales of assets between Wholly-Owned Subsidiaries of the Borrower, in each case to the extent permitted by Section 9.02), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Sections 4.02(i) and (j), provided that so long as no Default or Event of Default then exists, (i) with respect to no more than (I) $2,000,000 in aggregate amount of consideration received in any transaction or series of related transactions and (II) no more than $3,500,000 in the aggregate of such Net Sale Proceeds in any fiscal year of the Borrower, such Net Sale Proceeds shall not be required to be so applied on such date to the extent that no Default or Event of Default then exists and the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Sale
Proceeds shall be used to purchase assets used or to be used in, or, to the extent otherwise permitted by this Agreement, to acquire the capital stock of a Person engaged and to be engaged in, the businesses referred to in Section 9.01 within 360 days following the date of such asset sale (which certificate shall set forth the estimates of the proceeds to be so expended) and (ii) the Borrower shall not be required to comply with this clause (f) until such time as the cumulative Net Sale Proceeds from all asset sales not yet applied as a mandatory repayment hereunder equals or exceeds $2,000,000, and provided further, that if all or any portion of such Net Sale Proceeds not so applied to the repayment of Loans have not yet resulted in a requirement that the Borrower make an offer to repurchase Senior Subordinated Notes and/or Additional Subordinated Debt (a
"Note Offer") and are not so used within such 360-day period then, such remaining portion not used shall be applied on the last day of such period or, if earlier, the date on which the Borrower would be obligated to make a Note Offer with respect to such Asset Sale as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Section 4.02(i) and
(j).

     (g) In addition to any other mandatory repayments pursuant to this Section 4.02, on each Excess Cash Payment Date, an amount equal to (i) if the Leverage Ratio for the fiscal year then ended is equal to or greater than 3.75:1.00, 75% of the Excess Cash Flow for the relevant Excess Cash Payment Period and (ii) if the Leverage Ratio for the fiscal year then ended is less than 3.75:1.00, 50% of the Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Sections 4.02(i) and (j).

     (h) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 30 days following each date after the Effective Date on which the Borrower or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs including, without limitation, legal costs and expenses, and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Sections 4.02(i) and (j), provided that so long as no Default or Event of Default then exists, such proceeds up to an aggregate amount not to exceed $15,000,000 shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used or shall be committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid within 360 days following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that if all or any portion of such proceeds not required to be applied to the repayment of Loans are not so used within 360 days after the date of the respective Recovery Event, such remaining portion not used shall be applied on the last day of the respective period above as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Section 4.02(i) and (j).

(i)     Each  amount  required  to  be  applied  to  repay  Loans  (or to reduce
Commitments) pursuant to Sections 4.02(d), (e), (f), (g) and (h) shall be applied first, to repay the Term Loans pro rata; second, after all Term Loans shall have been repaid (and the Total Term Loan A Commitment and the Total Term Loan B Commitment reduced to zero), to repay Swingline Loans and third after all Swingline Loans shall have been repaid, to repay Revolving Loans and, concurrently with the prepayment described in second and third above, to the extent provided in Section 3.03(d), to reduce the Total Revolving Loan
Commitment. The amount of each principal repayment of Term Loans made as required by Sections 4.02(d), (e), (f), (g) and (h) shall be applied to reduce the then remaining Term Loan A Scheduled Repayments and Term Loan B Scheduled Repayments pro rata based upon the then remaining Term Loan A Scheduled Repayments and Term Loan B Scheduled Repayments after giving effect to all prior reductions thereto.

     (j) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar
Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount with respect to such Tranche, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans comprising a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs under Section 1.11.

     (k) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all other then outstanding Loans shall be repaid in full on the respective Maturity Date for such Loans.

     4.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent, it being understood that written or facsimile transmission notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement or under any Note which are made later than 12:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

     4.04 NET PAYMENTS; TAXES. (a) All payments made by any Credit Party hereunder, or under any Note or other Credit Document will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any Excluded Taxes) and all interest, penalties or similar liabilities with respect thereto (all such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, (i) the sum payable shall be increased by the amount necessary so that every payment of all amounts due under this Agreement or under any Note, after withholdings or deductions for or on account of Taxes will not be less than the amount provided for herein or in such Note, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount of such Taxes to the relevant taxing authority in accordance with applicable law. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes relating to such amounts imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent promptly, and in any event within 45 days after the date the payment of any Taxes is due, certified copies of tax receipts, if any, issued by such taxing authority, or other evidence reasonably acceptable to the Administrative Agent evidencing such payment by the Borrower (or, if the Borrower has not received such certified copies of tax receipts within such time period, then the Borrower shall furnish such certified copies of tax receipts to the Administrative Agent promptly, and in any event within 15 days after the Borrower has received such certified copies of tax receipts). The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender, other than penalties, additions to tax, interest and expenses arising as a result of the willful misconduct or gross negligence of such Lender. Such indemnification shall be made promptly, and in any event within 30 days after the date upon which such Lender makes written demand therefor, which demand shall identify the nature and amount of Taxes for which indemnification is sought. In addition, the Borrower agrees to pay any present and future stamp, documentary taxes or any other excise, property, transfer or similar taxes, and any charges relating thereto, arising from any payment made hereunder or from the execution, delivery, enforcement or registration of, or otherwise in connection with, this Agreement.

(b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two copies of either United States Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to relief under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from or a reduced rate of, United States withholding tax with respect to payments to be made under this Agreement and under any Note or (ii) if such Lender is claiming exception from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payment of "portfolio interest" (x) a certificate, in form and substance reasonably satisfactory to the Borrower, executed by a duly authorized agent of such Lender certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payment of interest to be made under this Agreement and under any Note and (y) two copies of United States Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form). In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will, but only so long as such Lender or Eligible Transferee remains lawfully able to do so, deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of United States Internal Revenue Service Form W-8ECI or Form W-8BEN and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate. Notwithstanding any other provision of this Section 4.04(b) and Section 13.04, a Lender or Eligible Transferee shall be required to deliver any form and/or certification pursuant to this Section 4.04(b) only if such Lender or Eligible Transferee is lawfully able to do so and is legally entitled to claim an exemption from United States withholding and is otherwise legally entitled to provide such form and/or certification. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the

United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from or reduction in such deduction or withholding except if such Lender or Eligible Transferee is not lawfully able to deliver such forms and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) except if such Lender or Eligible Transferee is not lawfully able to deliver such forms. Subject to Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

     (c) If any Lender receives a refund in respect of any Taxes as to which it has been indemnified by any of the Borrower pursuant to this Section 4.04, it shall promptly notify the Borrower of such refund and, within 30 days of receipt, pay over such refund to the Borrower (to the extent of amounts that have been paid by any of the Borrower under this Section 4.04 with respect to such refund and not previously reimbursed), net of all reasonably documented out-of-pocket expenses of such Lender and without interest (other than the interest, if any, included in such refund net of any Taxes payable with respect to receipt of such refund), provided that such Borrower, upon written request of the Lender agrees to return such refund (plus penalties, interest or other charges) to such Lender in the event such bank is required to repay such refund.

     SECTION 5. CONDITIONS PRECEDENT TO LOANS. The obligation of each Lender to convert its Loans under the Existing Credit Agreement to Loans hereunder, make Loans, and the obligation of each Issuing Lender to issue Letters of Credit, on the Effective Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

     5.01 EXECUTION OF AGREEMENT; NOTES. On or prior the Effective Date there shall have been delivered to the Administrative Agent for the account of each of the Lenders requesting same the appropriate Term Note A, Term Note B, and/or Revolving Note executed by the Borrower; and to the Swingline Lender the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

     5.02 FEES, ETC. On the Effective Date, the Borrower shall have paid to the Agents and the Lenders all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the respective Agents and the Lenders to the extent then due.

     5.03 OPINION OF COUNSEL. On the Effective Date, the Administrative Agent shall have received (i) from Weil, Gotshal & Manges LLP, special counsel to the Borrower and its Subsidiaries, an opinion addressed to each of the Agents and each of the Lenders and dated the Effective Date covering the matters set forth in Exhibit F and which opinion (x) shall be addressed to each of the Agents and each of the Lenders and dated the Effective Date, (y) shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders and (z) shall cover the perfection of the security interests granted pursuant to the Security Agreement and such other matters incident to the transactions contemplated herein as the Agents may reasonably request.

     5.04 CORPORATE DOCUMENTS; PROCEEDINGS; ETC. (a) On the Effective Date, the Administrative Agent shall have received a certificate, dated the Effective Date, signed by the Chairman of the Board, the President, any Vice President or the Treasurer of each Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit G with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Agents.

     (b) All corporate and legal proceedings and all material instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agents and the Required Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which any Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

     5.05 EMPLOYEE BENEFIT PLANS; SHAREHOLDERS' AGREEMENTS; MANAGEMENT AGREEMENTS; COLLECTIVE BARGAINING AGREEMENTS; DEBT AGREEMENTS; TAX SHARING AGREEMENTS. On the Effective Date, there shall have been made available for review by the Agents and by any Bank requesting same true and correct copies of the following documents (which copies in the case of the documents described in clauses (ii), (iii), (v), (vi) and (vii) shall be certified by the President or any Vice President of the Borrower):

     (i) all Plans and all Multiemployer Plans (and for each such plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each such plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any of its Subsidiaries or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan) (collectively, the "Employee Benefit Plans");

     (ii) all agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements"); (iii) all agreements with members of, or with respect to, the management of the Borrower or any of its Subsidiaries (collectively, the "Management Agreements");

     (iv) all collective bargaining agreements applying or relating to any employee of the Borrower or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

     (v) all agreements evidencing or relating to Indebtedness for borrowed money of the Borrower or any of its Subsidiaries which is to remain outstanding after giving effect to the incurrence of Loans on the Effective Date (collectively, the "Debt Agreements"); and

     (vi) all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Tax Sharing Agreements");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Collective Bargaining Agreements, Debt Agreements and Tax Sharing Agreements shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders and shall be in full force and effect on the Effective Date.

     5.06 REFINANCING. (a) On the Effective Date, the total commitments in respect of the Existing Credit Agreement, and all loans and notes with respect thereto shall have been converted to Loans and Commitments hereunder, all letters of credit issued thereunder shall constitute Letters of Credit hereunder and all other amounts (including premiums) owing pursuant to the Existing Credit Agreement shall have been repaid in full and all documents in respect of the Existing Credit Agreement and all guarantees with respect thereto shall remain in force and effect only as set forth herein.

     (b) On the Effective Date, the creditors in respect of the Existing Credit Agreement shall have assigned to the Administrative Agent all security interests And

Liens on the assets owned by the Borrower and Subsidiaries. The Administrative Agent shall have received such assignments of security interests in and Liens on the assets owned by the Borrower and its Subsidiaries as may have been requested by the Administrative Agent, which assignments shall be in form and substance reasonably satisfactory the Administrative Agent. Without limiting the foregoing, there shall have been delivered (i) proper amendments (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to the Borrower or any of its Subsidiaries in connection with the security interests created with respect to the Existing Credit Agreement and the documentation related thereto, (ii) assignment to the Administrative Agent of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of the Borrower or any of its Subsidiaries on which filings have been made, (iii) assignments to the Administrative Agent of all mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust created with respect to property of the Borrower or any of its Subsidiaries, in each case, to secure the obligations in respect of the Existing Credit Agreement, all of which shall be in form and substance reasonably satisfactory to the Agent, (iv) assignments, and agreements with respect to all lockbox, warehousing, bailee and similar agreements, duly acknowledged by all counterparties thereto, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, and (v) all collateral owned by the Borrower or any of its Subsidiaries in the possession of any of the creditors in respect of the Existing Credit Agreement or any collateral agent or trustee under any related security document shall have been delivered to the Administrative Agent.

     5.07 AMENDED AND RESTATED SUBSIDIARIES GUARANTY. On the Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered an Amended and Restated Subsidiaries Guaranty in the form of Exhibit H hereto (as modified, supplemented or amended from time to time, the "Subsidiaries Guaranty").

     5.08 AMENDED AND RESTATED PLEDGE AGREEMENT. On the Effective Date, each Credit Party shall have duly authorized, executed and delivered the Amended and Restated Pledge Agreement in the form of Exhibit I (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee, all the Pledged Securities, if any, referred to therein then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities.

     5.09 AMENDED AND RESTATED SECURITY AGREEMENT. On the Effective Date, each Credit Party shall have duly authorized, executed and delivered the Amended and Restated Security Agreement in the form of Exhibit J (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, in each case together with:

     (a) proper Financing Statements (Form UCC-1) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

     (b) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law) fully executed for filing
;

     (c) a duly authorized, executed and delivered and fully completed Perfection Certificate for each Credit Party;


     (d) evidence of execution for post-closing filing and recordation of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by such Security Agreement; and

     (e) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

     5.10 TRADEMARK AGREEMENT. On the Effective Date, each of the Credit Parties shall have duly authorized, executed and delivered the Trademark Collateral Security and Pledge Agreement in the form of Exhibit L (as modified, supplemented or amended from time to time, the "Trademark Agreement").

     5.11 ADVERSE CHANGE, ETC. (a) On the Effective Date, there shall not have occurred or become known to the Agents any events, conditions and/or contingencies that have had, or could reasonably be expected to have, a Material Adverse Effect on the Borrower or on the Borrower and its Subsidiaries taken as a whole since December 28, 2001.

     (b) On or prior to the Effective Date, all necessary material governmental (domestic and foreign) and third party approvals and/or consents in connection the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by this Agreement. Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the transactions contemplated by this Agreement.

     5.12 LITIGATION. On the Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any documentation executed in connection therewith, or which has had, or could reasonably be expected to have a Material Adverse Effect.

     5.13 SOLVENCY CERTIFICATE; INSURANCE. On or before the Effective Date, the Borrower shall cause to be delivered to the Administrative Agent (i) a solvency certificate from the Chief Financial Officer of the Borrower dated the Effective Date, setting forth the conclusion that, after giving effect to the incurrence of all the financings contemplated herein, the Borrower (on a stand alone basis) and the Borrower and its Subsidiaries taken as a whole (on a consolidated basis), are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in their businesses and will not have incurred debts beyond their ability to pay debts as they mature and (ii) certificates of insurance complying with the requirements of Section 8.03 for the business and properties of the Borrower and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Agents and the Required Lenders and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or revised without 30 days prior written notice by the insurer to the Collateral Agent.

     5.14 PRO FORMA BALANCE SHEET; FINANCIAL STATEMENTS; PROJECTIONS. On or prior to the Effective Date, the Agents and each Lender shall have received copies of the financial statements (including the pro forma financial statements) and Projections referred to in Sections 7.10(b) and (e).

     5.15 MINIMUM EBITDA. On the Effective Date, the Borrower shall have minimum Consolidated EBITDA on a consolidated basis for the most recent twelve month period ended October 26, 2002 of $56,000,000, and shall certify to such effect to the Administrative Agent.

     5.16 CLOSING LEVERAGE RATIO. On the Effective Date, the Borrower shall certify to the Administrative Agent that the Borrower's Leverage Ratio for the twelve month period ended October 26, 2002, pro forma, after giving effect to the Loans, did not exceed 4.60:1.00.

     SECTION 6. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of each Lender to make Loans (including Loans made on the Effective Date but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Section 1.01(e)), and the obligation of an Issuing Lender to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

     6.01 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

     6.02 NOTICE OF BORROWING; LETTER OF CREDIT REQUEST. (a) Prior to the making of each Loan (excluding Swingline Loans), the Administrative Agent shall have received the notice required by Section 1.03(a). Prior to the making of any Swingline Loan, the Swingline Lender shall have received the notice required by
Section  1.03(b)(i).

     (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.02.

The acceptance of the proceeds of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Agents and each of the Lenders that all the conditions specified in Section 5 and in this Section 6 and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in
Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders and shall be in form and substance reasonably satisfactory to the Agents.

     SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Lenders to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, the Borrower makes the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date, in which case all representations and warranties specifically relating to an earlier date shall be true and correct in all material respects as of such earlier date):

     7.01 CORPORATE STATUS. Each of the Credit Parties and each of the Borrower's other Material Subsidiaries (i) is a duly organized and validly existing corporation (or, in the case of any of the foregoing that is not a corporation, other form of legal entity) in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or other power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified except for failures to be so qualified which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     7.02 CORPORATE POWER AND AUTHORITY. Each Credit Party has the corporate or other power and authority to execute, deliver and carry out the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery and performance of the each of such Credit Documents. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     7.03 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will materially contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii)
(A) will conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, the Senior Subordinated Notes Indenture or (B) will materially conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject, except for such conflicts, inconsistencies, breaches or defaults described in this clause (ii) which, either individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect, or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Borrower or any of its Subsidiaries.

     7.04 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened, with respect to the Borrower or any of its Subsidiaries that have had, or could reasonably be expected to have, a Material Adverse Effect. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

     7.05 USE OF PROCEEDS: MARGIN REGULATIONS. (a) The proceeds of all Term Loans and Revolving Loans incurred on the Effective Date shall be utilized directly or indirectly (i) to convert loans under the Existing Credit Agreement to loans hereunder, to refinance the existing senior debt of the Borrower, (ii) to purchase and retire up to $20,000,000 face value of the Senior Subordinated Notes (at a cost not to exceed $17,000,000 plus accrued interest), (iii) to pay the fees and expenses incurred in connection therewith and (iv) for working capital purposes; provided that no more than $7,000,000 in aggregate principal amount of Revolving Loans and no Swingline Loans may be incurred on the Effective Date.

     (b) The proceeds of all Revolving Loans and Swingline Loans incurred after the Effective Date shall be utilized for working capital purposes and other general corporate purposes of the Borrower and its Subsidiaries; provided that no Revolving Loans or Swingline Loans may be incurred to finance Permitted Acquisitions.

     (c) Neither the making of any Loan, nor the use of the proceeds thereof nor the occurrence of any other Credit Event, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

     7.06 GOVERNMENTAL APPROVALS. All orders, consents, approvals, licenses, authorizations, and validations of, and filings, recordings or registrations with, or exemptions by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, which may be required to authorize, or is required in connection with, (i) the execution, delivery and performance by the Borrower or any Subsidiary of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document, have been obtained or made.

     7.07 INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     7.08 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     7.09 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Agent or any Lender (including, without limitation, all information so furnished which is contained in the Credit Documents, or in the Confidential Information Memorandum dated September, 2002 for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided; provided that, with respect to projected financial information, the Borrower makes only the representation set forth in Section 7.10(e) below.

     7.10 FINANCIAL CONDITION, FINANCIAL STATEMENTS. (a) On and as of the Effective Date, after giving effect to the conversion of the Loans under the Existing Credit Agreement and the repurchase of the Senior Subordinated Notes contemplated by this Agreement in connection therewith, with respect to the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand alone basis) (x) the sum of the assets, at a fair valuation, of each of the Borrower and its Subsidiaries (on a consolidated basis) and of the Borrower (on a stand alone basis) will exceed its or their debts, (y) it has not incurred, nor intended to, nor believes that it will, incur, debts beyond its ability to pay such debts as such debts mature and (z) it will have sufficient capital with which to conduct its business. For purposes of this Section 7.10, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     (b)(i) The pro forma (both immediately before and after giving effect to the transactions contemplated hereby) consolidated balance sheets of the Borrower and its Subsidiaries taken as a whole as at the Effective Date prepared on a basis consistent with the Projections and copies of which have heretofore been delivered to each Lender pursuant to Section 5.14 and (ii) the consolidated balance sheets of the Borrower and its Subsidiaries at December 28, 2001 and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for the fiscal year ended as of said date (which financial statements have been audited by Ernst & Young LLP), copies of which have heretofore been furnished to each Lender prior to the Effective Date pursuant to Section 5.14, in each such case set forth in (i) and (ii) above are true and correct in all material respects and present fairly in all material respects the combined financial position of the Borrower and its Subsidiaries at the date of said statements and the results for the period covered thereby (or, in the case of the pro forma balance sheets, present a good faith estimate of the pro forma consolidated financial condition of the Borrower and its Subsidiaries both immediately before and immediately after giving effect to the transactions contemplated hereby). All such financial statements described in clause (ii) above have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements.

     (c) Since December 28, 2001, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

     (d)  Except  as  fully  reflected  in the financial statements described in
Section 7.10(b) and the Indebtedness incurred under this Agreement, there were as of the

Effective Date (and after giving effect to any Loans made on such date), no liabilities or obligations with respect to the Borrower or any of its Subsidiaries (whether absolute, accrued, contingent or otherwise and whether or not due), and neither the Borrower nor any of its Subsidiaries know of any basis for the assertion against the Borrower or any of its Subsidiaries of any such liability or obligation, which, either individually or in the aggregate, have had, or are or could be reasonably expected to have, a Material Adverse Effect.

     (e) The financial projections set forth in the Confidential Information Memorandum dated September, 2002 (the "Projections"), which include the projected results of the Borrower and its Subsidiaries for the five years ended after the Effective Date, have been prepared on a basis consistent with the financial statements referred to in Section 7.01(a) and are based on good faith estimates and assumptions made by the management of the Borrower and believed reasonable and attainable at the time of execution of this Agreement, and on the Effective Date such management believed that the Projections were reasonable and attainable and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower or any of its Subsidiaries to be misleading or which fail to take into account material information including the matters reported therein, it being recognized by the Agents and the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections probably will differ from the projected results and that such differences may be material.

     7.11 SECURITY INTERESTS. On and after the Effective Date, each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations and the other obligations purportedly secured thereby, a legal, valid and enforceable (and, after effecting the filing referred to in the next succeeding sentence, perfected) security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no other Liens (except that the Security Agreement Collateral, the Mortgaged Properties and the Collateral covered by the Additional Security Documents may be subject to Permitted Liens relating thereto), in favor of the Collateral Agent. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which will be prepared for filing and delivered to the Collateral Agent and which shall have been made on or prior to the Effective Date on or prior to the execution and delivery thereof as contemplated by Sections 8.10 and 8.11. Each of the Credit Parties party to a Security Document has good and valid title to all Collateral described therein, free and clear of all Liens except Permitted Liens.

     7.12 REPRESENTATIONS AND WARRANTIES IN OTHER CREDIT DOCUMENTS. All representations and warranties set forth in the other Credit Documents were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Effective Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

     7.13 COMPLIANCE WITH ERISA. (a) No Reportable Event has occurred with respect to a Plan during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan; no Multiemployer Plan is insolvent or in reorganization; no Plan has an accumulated or waived funding deficiency, or has applied for a waiver of the minimum funding standard or an extension of any amortization period within the meaning of Section 412 of the Code during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan; no proceedings have been instituted to terminate by the PBGC, or to appoint a trustee to administer, any Plan; no lien has been imposed under the Code or ERISA on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate or is likely to be imposed on account of any Plan; except for any noncompliance, liabilities, obligations and other matters or events that, individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect: each Plan is in substantial compliance with its terms and with all applicable laws including, without limitation, ERISA and the Code; no Plan has an Unfunded Current Liability; all contributions required to be made by the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate with respect to each Plan, Multiemployer Plan and Foreign Pension Plan have been timely made; neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code or reasonably expects to incur any material liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan (other than liabilities of any ERISA Affiliate which could not, by operation of law or otherwise, become a liability of the Borrower or any of its Subsidiaries); no condition exists which presents a material risk to the Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities on the part of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event could not reasonably be expected to have a Material Adverse Effect; and the Borrower and its Subsidiaries do not maintain or contribute to any Retiree Welfare Plan.

     (b) Except for any noncompliance, liabilities or other matters or events that, individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect: any Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; the Borrower and all of its Subsidiaries have performed all obligations to be performed in connection with any Foreign Pension Plan and any funding agreements therefor in a timely fashion; neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan; and the present value of the accrued benefit liabilities (whether or not vested) under any Foreign Pension Plan which is funded, determined on the basis of the most recently completed actuarial valuation using actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan, and for any Foreign Pension Plan which is not funded, the obligations of such Foreign Pension Plan are properly accrued.

     7.14 CAPITALIZATION. On the Effective Date and after giving effect to the transactions contemplated hereby, the authorized and issued capital stock of the Borrower shall be as set forth on Schedule 7.14. All outstanding shares of capital stock of the Borrower have been duly and validly issued, are fully paid and nonassessable and were not subject to any preemptive rights which were exercisable in connection with the issuance thereof. On the Effective Date, the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except as set forth on Schedule 7.14.

     7.15 SUBSIDIARIES. On and after the Effective Date, the Borrower has no Subsidiaries other than (i) the Subsidiaries listed on Schedule 7.15 and (ii) new Subsidiaries created in compliance with Section 9.15. Schedule 7.15 correctly sets forth, as of the Effective Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof and whether such Subsidiary is a Domestic Subsidiary or Foreign Subsidiary and whether such Subsidiary is a Material Subsidiary.

     7.16 INTELLECTUAL PROPERTY. Each of the Borrower and each of its Subsidiaries owns or holds, free from Liens, a valid license or otherwise has the right to use all the patents, trademarks, service marks, trade names, technology, know-how, copyrights, licenses, franchises and formulas or other rights with respect to the foregoing that are used in the operation of the business of the Borrower and each of its Subsidiaries as presently conducted except where the failure to do so has not had, and could not reasonably be expected to have, a Material Adverse Effect.

     7.17 COMPLIANCE WITH STATUTES, ETC. The Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and including compliance with all applicable Environmental Laws with respect to any Real Property or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Property or the operations of the Borrower or any of its Subsidiaries), except such non-compliance as, individually or in the aggregate, has not had, and could not reasonably be expected to have, a Material Adverse Effect.

     7.18 ENVIRONMENTAL MATTERS. (a) Each of the Borrower and each of its Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of the Borrower, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries. To the best knowledge of the Borrower, there are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by the Borrower or any of its Subsidiaries or, on any property adjoining or in the vicinity of any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property or
(ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

     (b) Hazardous Materials have not at any time been generated, treated or stored on, or transported to or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment or storage has violated or given rise to any Environmental Claim under any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by the Borrower or any of its Subsidiaries in a manner that have formed or would reasonably be expected to form the basis for an Environmental Claim against the Borrower or any of its Subsidiaries.

     (c) Notwithstanding anything to the contrary in this Section 7.18, the representations made in this Section 7.18 shall only be untrue if the aggregate effect of all conditions, failures, noncompliances, Environmental Claims, Releases and presence of underground storage tanks, in each case of the types described above, has had, or could reasonably be expected to have, a Material Adverse Effect.

     7.19 PROPERTIES. All Real Property owned by the Borrower or any of its Subsidiaries and all Leaseholds leased by the Borrower or any of its Subsidiaries, in each case as of the Effective Date, and the nature of the interest therein, are correctly set forth in Schedule 7.19. Each of the Borrower and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in Schedule 7.19 or in the financial statements referred to in Section 7.10(b) (in each case, except as disposed of after the Effective Date in accordance with this Agreement), free and clear of all Liens, other than Permitted Liens. The Borrower and its Subsidiaries have good and marketable title to all other property owned by them, including all property reflected in the financial statements referred to in Section 7.10(b) (except as otherwise disposed of since the date of such balance sheet in the ordinary cause of business, or, if disposed of after the Effective Date, as permitted by the terms of this Agreement).

     7.20 LABOR RELATIONS. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that has had, or could reasonably be expected to have, a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board or any other applicable Government Authority, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) to the best knowledge of the Borrower, no union representation proceeding is pending or question exists, in each case, with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as has not had, and could not reasonably be expected to have, a Material Adverse Effect.

     7.21 TAX RETURNS AND PAYMENTS. All domestic and foreign Federal, state, provincial and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Subsidiaries have been timely filed (taking into account all extensions of due dates) with the appropriate taxing authority. The Returns accurately reflect all material liabilities for taxes of the Borrower and its Subsidiaries for the periods covered thereby. The Borrower and each of its Subsidiaries have paid all taxes payable by them other than immaterial taxes and other taxes which are not yet due and payable, and other than taxes contested in good faith and for which adequate reserves have been established in accordance with GAAP and disclosed on the financial statements of the Borrower. Except as disclosed in the financial statements referred to in Section 7.10(b), there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened by any authority regarding any material taxes relating to the Borrower or any of its Subsidiaries. As of the Effective Date of this Agreement, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of material taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Borrower nor any of its Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Neither the Borrower nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the transactions contemplated hereby.

     7.22 SENIOR SUBORDINATED NOTES. The subordination provisions contained in the Senior Subordinated Note Documents and any documents relating to the Additional Subordinated Debt (if any) are enforceable against the Borrower, the respective Subsidiary Guarantors and the holders thereof, and all Obligations and Guaranteed Obligations (as defined herein and in the Guaranty) and all obligations of the Borrower in respect of the Poth Loan are within the definition of "Senior Indebtedness," "Guarantor Senior Indebtedness" and any similar term, as the case may be, included in such subordination provisions.

     7.23 FISCAL YEAR; FISCAL QUARTERS. The Borrower and each of its Subsidiaries has a fiscal year which is the twelve months ending on the Saturday closest to December 31 of each year, consisting of fiscal quarters ending on the dates set forth on Schedule 7.23 hereto.

     SECTION 8. AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit (other than any Letter of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letter of Credit, which have either been (a) cash collateralized in a manner reasonably satisfactory to the respective Issuing Lender or (b) backstopped by a letter of credit or other security acceptable to the respective Issuing Lender) or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.01 which are not then due and payable) incurred hereunder, are paid in full:

     8.01 INFORMATION COVENANTS. The Borrower will furnish to the Administrative Agent (with copies sufficient for each Lender):

     (a) MONTHLY REPORTS. Within 30 days after the end of each fiscal month of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such monthly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such monthly accounting period and for the elapsed portion of the fiscal year ended with the last day of such monthly accounting period, in each case, setting forth comparative figures for the related periods in the prior fiscal year and, after delivery of the first budget pursuant to Section 8.01(d), the budgeted figures for such monthly periods as set forth in the respective budget delivered pursuant to Section 8.01(d); all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of the Borrower that they fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

     (b) QUARTERLY FINANCIAL STATEMENTS. Within the earlier of (A) 50 days after the close of each quarterly accounting period in each fiscal year of the Borrower or (B) one Business Day following the filing of such quarterly financial statements with the SEC, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case, setting forth comparative figures for the related periods in the prior fiscal year and, after delivery of the first budget pursuant to Section 8.01(d), the budgeted figures for such quarterly periods as set forth in the respective budget delivered pursuant to Section 8.01(d); all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of the Borrower that they fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

     (c) ANNUAL FINANCIAL STATEMENTS. Within the earlier of (A) 90 days after the close of each fiscal year of the Borrower or (B) one Business Day following the filing of such annual financial statements with the SEC, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth comparative consolidated figures for the preceding fiscal year and certified, without qualification as to scope of audit, and without an expression of uncertainty as to the ability of the Borrower or any of its Subsidiaries to continue as going concerns, by Ernst & Young LLP or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Administrative Agent, in each case to the effect that such statements fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in cash flows, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention pursuant to Sections 9.02, 9.03, 9.04, 9.06, 9.07, 9.09, 9.10, 9.11
and 9.12, or if such a Default or an Event of Default has come to their attention a statement as to the nature thereof.

     (d) BUDGETS. No later than 60 days following the commencement of the first day of each fiscal year of the Borrower, a budget in form satisfactory to the Agents (including budgeted statements of income (including pro forma covenant calculations, sources and uses of cash and balance sheets)) prepared by the Borrower for (x) each of the four fiscal quarters of such fiscal year prepared in detail, including monthly reporting of gross and net sales, consolidated
EBITDA and store count, and (y) the next year following such fiscal year prepared in summary form, in each case, of the Borrower and its Subsidiaries, accompanied by the statement of the chief financial officer of the Borrower to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby.

     (e) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Sections 8.01(a), (b) and (c), a certificate (a "Compliance Certificate") of the chief financial officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall, in the case of any such financial statements delivered in respect of a period ending on the last day of a fiscal quarter or year of the Borrower set forth the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 9.09 through and including 9.12, as at the end of such fiscal quarter or year, as the case may be (including a schedule setting forth the calculations with respect to compliance with such sections, which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer), such Compliance Certificate to be substantially in the form of Exhibit C. In addition, at the time of the delivery of the financial statements provided for in Section 8.01(c), a certificate of the chief financial officer or other Authorized Officer of the Borrower setting forth (i) the amount of, and calculations required to establish the amount of, Excess Cash Flow for the Excess Cash Flow Period ending on the last day of the respective fiscal year and the Equity Proceeds Amount, if any at such time and (ii) the calculations required to establish whether the Borrower was in compliance with Section 4.02(f) and (h) for the respective fiscal year.

     (f) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within 3 Business Days (or 10 Business Days in the case of clause (y) below) after any officer of the Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (y) the commencement of, or threat of, or any significant development in, any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries (i) in which the amount involved is $3,000,000 or more or (ii) where there is a reasonable possibility of an adverse determination and which could reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the ability of any Credit Party to perform its respective obligations hereunder or under any other Credit Document.

     (g) AUDITORS' REPORTS. Promptly upon receipt thereof, a copy of each final report or "management letter," if any, submitted to the Borrower or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower of any of its Subsidiaries.

     (h) ENVIRONMENTAL MATTERS. Promptly after obtaining knowledge of any of the following, written notice of one or more of the following environmental matters, unless such environmental matters could not individually or when aggregated result in a Material Adverse Effect:

     (i) any pending or threatened material Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;
     (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (x) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an

Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

     (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be anticipated to result in any liability under Environmental Law;
     (iv) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and
     (v) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to each Lender all notices of, or relating to, a material matter or event received by it or any of their respective Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto. In addition, the Borrower agrees to provide the Lenders with copies of all material written communications by the Borrower or any of its Subsidiaries with any Person (other than its counsel) or Governmental Authority relating to any of the matters set forth in clauses (i)-(v) above, and such detailed reports relating to any of the matters set forth in clauses (i)-(v) above as may reasonably be requested by the Administrative Agent or the Required Lenders.

     (i) OTHER INFORMATION. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by the Borrower or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send generally to analysts, the holders of their capital stock or of the Senior Subordinated Notes or Additional Subordinated Debt (if any) in their capacity as such holders (in each case to the extent not theretofore delivered to the Lenders pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as any Agent on its own behalf or on behalf of the Required Lenders may reasonably request from time to time.

     8.02 BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit, upon two Business Days' prior notice to the chief financial officer or other Authorized Officer of the

Borrower (except when a Default or Event of Default has occurred and is continuing, in which case, no notice shall be required), officers and designated representatives of any Agent or any Lender (after notice to, and coordination with, the Administrative Agent) (at the expense of the applicable Agent or Lender, except when a Default or Event of Default has occurred and is continuing, in which case the Borrower shall pay such expenses), to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and to such reasonable extent as any Agent or any Lender may desire, provided that the Borrower shall be given reasonable opportunity to participate in such discussions; and provided further that all such visits and inspections by any Lender in its capacity as such shall be limited to two such inspections and visits per Lender in each year (except when a Default or Event of Default has occurred and is continuing, in which case there shall be no limitations on such inspections and visits). The Borrower will, and will cause each of its Subsidiaries to, permit the Agents to conduct periodic collateral exams, at the Borrowers expense, all at such reasonable times and to such reasonable extent as any Agent may desire, provided that such collateral exams shall be limited to two such collateral exams in each year (except when a Default or Event of Default has occurred and is continuing, in which case there shall be no limitations on such collateral exams).

     8.03 INSURANCE. (a) Schedule 8.03 sets forth a true and complete listing of all insurance -------------- maintained by the Borrower and its Subsidiaries as of the Effective Date. The Borrower will, and will cause each of its Subsidiaries to, at all times from and after the Effective Date maintain in full force and effect insurance with reputable and solvent insurance carriers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice, and shall furnish to the Administrative Agent upon written request full information as to the insurance so carried.

     (b) The Borrower will, and will cause their respective Subsidiaries to, at all times keep their respective property insured in favor of the Collateral Agent, and all policies (including Mortgage Policies) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower or any of its Subsidiaries) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee or as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors, (iv) shall contain the standard non-contributing mortgagee clause endorsement in favor of the Collateral Agent with respect to hazard liability insurance, and (v) shall, except in the case of public liability insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of the Borrower or any of its Subsidiaries, (B) the occupation or use of the properties for purposes more Hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership or possession of the insured properties.

     (c) If the Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, or if the Borrower or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon thirty days' advance notice to the Borrower or any of its Subsidiaries, as the case may be, to procure such insurance and the Borrower agrees to reimburse the Administrative Agent or the Collateral Agent as the case may be, for all costs and expenses of procuring such insurance.

     8.04 PAYMENT OF TAXES. The Borrower and each of its Subsidiaries will file all income tax returns and other material tax returns required to be filed by it, and pay and discharge all tax liabilities reflected thereon, and will cause each of its Subsidiaries to pay and discharge, all other taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under
Section 9.03(i) or charge upon any properties of the Borrower or any of its Subsidiaries; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim (i) which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP, or
(ii) where the failure to pay such tax, assessment, charge, levy or claim has not had, and could not reasonably be expected to have, a Material Adverse Effect.

     8.05 CORPORATE FRANCHISES. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect (a) its existence and (b) except where the failure to do so, individually or in the aggregate, has not had, and could not reasonably be expected to have, a Material Adverse Effect; provided, however, that any transaction permitted by Section 9.02 will not constitute a breach of this Section 8.05.

     8.06 COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including all applicable provisions of the federal Fair Labor Standards Act, as amended, and including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) except for such noncompliances as, individually or in the aggregate, have not had, and could not be reasonably expected to have, a Material Adverse Effect.

     8.07 COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) The Borrower will pay, and will cause each of its Subsidiaries to pay, all costs and expenses incurred by it in keeping in compliance with all Environmental Laws, and will keep or cause to be kept all Real Properties owned or operated by the Borrower or any of its Subsidiaries free and clear of any Liens imposed pursuant to such Environmental Laws; and (b) neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real
Property owned or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, unless the failure to comply with the requirements specified in clause (a) or (b) above, either individually or in the aggregate, has not had, and could not reasonably be expected to have, a Material Adverse Effect. If the Borrower or any of its Subsidiaries, or any tenant or occupant of any Real Property owned or operated by the Borrower or any of its Subsidiaries, cause or permit any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), the Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, without any expense to the Lenders, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property except where the failure to do so has not had, and could not reasonably be expected to have, a Material Adverse Effect, provided that neither the Borrower nor any of its Subsidiaries shall be required to comply with any order or directive with respect to such removal or clean up which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

     (b) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at the Borrower's sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property; provided that such request may be made only if (i) there has occurred and is continuing a Default or Event of Default, (ii) the Administrative Agent or the Required Lenders reasonably believe that the Borrower or any such Real Property is not in material compliance with Environmental Law, or (iii) circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against the Borrower or any such Real Property. If the Borrower fails to provide the same within 30 days after such request was made, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants to the Administrative Agent and the Lenders and their agents reasonable access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

     8.08 ERISA. As soon as possible and, in any event, within 10 days after the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events to the extent that one or more of such events is reasonably likely to result in a liability to any one or more of the Borrower and its Subsidiaries in an aggregate amount in excess of $3,000,000, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with a copy of any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, ..64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that a contribution required to be made by the Borrower, a Subsidiary of the Borrower or any ERISA Affiliate to a Plan, Multiemployer Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or could reasonably be expected to incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, or 4975 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower has or may incur any material liability under any Retiree Welfare Plan or Foreign Pension Plan. At the request of any Lender, the Borrower will deliver to such Lender a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any notices received by the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Lenders no later than 10 days after the date such report has been filed with the Internal Revenue Service or received by the Borrower or the Subsidiary or the ERISA Affiliate. The Borrower and each of its applicable Subsidiaries shall ensure that each Foreign Pension Plan administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing has not had, and could not be reasonably expected to result in, a Material Adverse Effect.

     8.09 GOOD REPAIR. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, normal wear and tear and damage by casualty excepted, and, subject to Section 9.09, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner consistent with prior practice.

     8.10 ADDITIONAL SECURITY; FURTHER ASSURANCES; LEASEHOLD MORTGAGES; LANDLORD WAIVERS. (a) The Borrower will, and will cause each of its Domestic Subsidiaries to, grant, to the extent permitted by applicable law, to the Collateral Agent security interests and mortgages in such assets and properties of the Borrower and its Domestic Subsidiaries as are not covered by the original Security Documents, and as may be requested from time to time by the Administrative Agent or the Required Lenders. All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens (i) at the time of perfection thereof or (ii) arising and having priority by operation of law. The Additional Security Documents or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to such Additional Security Documents (it being understood that perfection of Liens on intellectual property shall not be required outside the United States) and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower.

     (b) The Borrower will, and will cause each of its Domestic Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonable requested by the Administrative Agent to assure themselves that this Section 8.10 has been complied with.

     (c) If the Administrative Agent or the Required Lenders determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of the Borrower and its Subsidiaries constituting Collateral, the Borrower shall provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989 and which shall be in form and substance reasonably satisfactory to the Administrative Agent.

     (d) The Borrower agrees to cause each Domestic Subsidiary established or created in accordance with Section 9.15 to execute and deliver a guaranty of all Obligations and all obligations under Interest Rate Protection Agreements or Other Hedging Agreements in substantially the form of the Subsidiaries Guaranty.

     (e) The Borrower agrees to pledge and deliver, or cause to be pledged and delivered, all of the capital stock of each new Subsidiary (excluding that portion of the voting stock of any Foreign Subsidiary which would be in excess of 65% of the total outstanding voting stock of such Foreign Subsidiary) established or created after the Effective Date, to the extent owned by the Borrower or any Domestic Subsidiary, to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement.

     (f) The Borrower will cause each Domestic Subsidiary established or created in accordance with Section 9.15 to grant to the Collateral Agent a first priority (subject to Permitted Liens) Lien on property (tangible and intangible) of such Subsidiary upon terms and with exceptions similar to those set forth in the Security Documents as appropriate, and satisfactory in form and substance to the Borrower, the Administrative Agent and Required Lenders. The Borrower shall cause each such Domestic Subsidiary, at its own expense, to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation and perfection of the foregoing Liens. The Borrower will cause each of such Domestic Subsidiaries to take all actions reasonably requested by the Administrative Agent (including, without limitation, the filing of UCC-1's) in connection with the granting of such security interests.

     (g)  The security interests required to be granted pursuant to this Section
8.10 shall be granted pursuant to security documentation which shall be substantially similar to the Security Documents already executed and delivered by the Borrower or its Subsidiaries, as applicable or otherwise satisfactory in form and substance to the Collateral Agent and the Borrower and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except Permitted Liens. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the respective Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of the Additional Security Documents, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, Mortgage Policies, title surveys, real estate appraisals and other related documents as may be reasonably requested by the Agents or the Required Lenders to assure themselves that this Section 8.10 has been complied with.

     (h) The Borrower agrees that each action required above by Section 8.10(a) shall be completed within 60 days after such action is requested to be taken by either the Administrative Agent or the Required Lenders, provided that in no event shall the Borrower be required to take any action, other than using its reasonable commercial efforts, to obtain consents from third parties with respect to its compliance with this Section 8.10. The Borrower further agrees that each action required by Section 8.10(d), (e), (f) and (g) with respect to the creation or acquisition of a new Subsidiary shall be completed contemporaneously with (or, in the case of any documents or instruments to be registered, filed or recorded, within 10 days of) the creation of such new Subsidiary.

     8.11 FOREIGN SUBSIDIARIES SECURITY. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Administrative Agent does not within 60 days after a written request from the Administrative Agent or the Required Lenders deliver evidence, in form and substance satisfactory to the Administrative Agent, the Required Lenders and the Borrower, with respect to any Foreign Subsidiary which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Guaranty, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the Security Agreement (or another security agreement in substantially similar form, if needed), granting the Secured Creditors a security interest in all of such Foreign Subsidiary's assets and securing the Obligations of the Borrowers under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into of such Security Agreement or Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.11 to be in form and substance reasonably satisfactory to the Administrative Agent.

     8.12 PERFORMANCE OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as, individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect.

     SECTION 9. NEGATIVE COVENANTS. The Borrower hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have either been (a) cash collateralized in a manner reasonably satisfactory to the applicable Issuing Lender or (b) backstopped by a letter of credit or other security acceptable to the applicable Issuing Lender) or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.01 which are not then due and payable) incurred hereunder, are paid in full:

     9.01 BUSINESS. The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the business in which the Borrower and its Subsidiaries are engaged on the Effective Date and other businesses reasonably related thereto.

     9.02 CONSOLIDATION, MERGER, PURCHASE OR SALE OF ASSETS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than inventory in the ordinary course of business), or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

     (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.09;

     (ii) each of the Borrower and its Subsidiaries may in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business;

     (iii) advances, investments and loans may be made to the extent permitted by Section 9.06;

     (iv) each of the Borrower and its Subsidiaries (x) may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04) and (y) may lease or sublease property to third Persons which leases and subleases do not interfere in any material respect with the business of the Borrower or any of its Subsidiaries;

     (v) the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

     (vi) licenses or sublicenses by the Borrower and its Subsidiaries of software, copyrights, trademarks, patents, know-how and other intellectual property in the ordinary course of business and which do not materially interfere with the business of the Borrower or the Borrower and its Subsidiaries taken as a whole shall be permitted;

     (vii) (A) the Borrower or any Domestic Wholly-Owned Subsidiary of the Borrower may transfer or lease assets to or acquire or lease assets from the Borrower or any other Domestic Wholly-Owned Subsidiary, (B) any Subsidiary may be merged or liquidated into the Borrower (as long as the Borrower is the surviving corporation of such merger) or any other Domestic Wholly-Owned Subsidiary of the Borrower and (C) the Borrower may be merged solely for the purposes set forth in clause (c) of the proviso to Section 9.13, so long as, in each such case (x) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall be in full force and effect and shall be perfected and of first priority to the extent provided therein, and (y) any Indebtedness of, or Liens on the assets of, the Subsidiary transferring assets or being dissolved or liquidated shall be otherwise permitted to be incurred by, and to exist on the assets of, such Wholly-Owned Domestic Subsidiary, pursuant to the other provisions of this Agreement;

     (viii) each of the Borrower and its Subsidiaries may sell, lease or otherwise dispose of any equipment and other assets, to the extent not otherwise permitted under any other clause of this Section 9.02, at the fair market value thereof (as determined in good faith by the Borrower), provided that the Net Sale Proceeds thereof (x) shall consist of at least 75% in cash, (y) to the extent required to do so by Section 4.02, shall be applied by the Borrower to repay Loans and
(z) do not exceed $5,000,000 in the aggregate in any fiscal year of the Borrower;

     (ix) the Borrower and its Subsidiaries may sell or exchange any item of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 360 days before or after such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged;

     (x) so long as no Default or Event of Default then exists or would result therefrom, (i) the Borrower and its Wholly-Owned Subsidiaries may acquire substantially all of the assets or the capital stock of any Person, (ii) the Borrower and its Wholly-Owned Subsidiaries may simultaneously exchange (for reasonably equivalent value, a portion thereof which may include cash) 100% of the assets or locations or capital stock or other equity interests (in the case of transactions in which all of the equity of the entities owning solely such assets or locations is exchanged) of any Subsidiary of such Person for 100% of the assets or locations or capital stock or other equity interests (in the case of transactions in which all of the equity of the entities owning solely such assets or locations is exchanged) of any Person (any such acquisition permitted by this clause (x), a "Permitted Acquisition"), provided that (A) such Person (or the assets so acquired) was, immediately prior to such acquisition, engaged (or used) primarily in the business permitted pursuant to Section 9.01, (B) if such acquisition is structured as a stock acquisition, then either (1) the Person so acquired becomes a Wholly-Owned Subsidiary of the Borrower or (2) such Person is merged with and into a Wholly-Owned Subsidiary of the Borrower (with such Wholly-Owned Subsidiary being the surviving corporation of such merger), and in any case, all of the provisions of Section 9.15 have been complied with in respect of such Person, (C) any Liens or Indebtedness assumed or issued in connection with such acquisition are otherwise permitted under Section 9.03 or 9.04, as the case may be, (D) the only consideration paid in connection with any such Permitted Acquisitions shall consist of (x) Net Sale Proceeds permitted to be reinvested in accordance with Section 4.02(f), and (y) net cash proceeds from the issuance of common equity of the Borrower to the extent the aggregate amount of same so used in connection with any Permitted Acquisition shall not exceed the Equity Proceeds Amount at such time, (E) with respect to an asset or location swap contemplated by clause (ii), the net cash expenditure shall not exceed $2,000,000 in the aggregate, (F) the Borrower and its Subsidiaries are in compliance, after giving effect to such acquisition and the incurrence or assumption of any Indebtedness related thereto, with the covenants contained in Sections 9.09, 9.10, 9.11 and 9.12 for the Test Period then most recently ended on a pro forma Basis as if such Permitted Acquisition had been consummated on the first day of such Test Period, provided further, that for purposes of compliance with Sections 9.10 and 9.12, the Borrower must evidence compliance at a level at least twenty-five basis points better than the ratio otherwise applicable for such Test Period, (iii) such Permitted Acquisition shall be permitted pursuant to the terms of the Senior Subordinated Note Documents and any documents entered into in connection with any Additional Subordinated Debt and (iv) at least 5 Business Days prior to the consummation of any Permitted Acquisition, the Borrower shall deliver to each Agent a certificate of its chief financial officer or other Authorized Officer certifying (and showing the calculations therefor) compliance with the foregoing clauses (i) through (iv); and (v) the aggregate purchase price for all such Permitted Acquisitions shall not exceed $10,000,000 over the term of the facility; and

     (xi) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Wholly-Owned Subsidiaries may acquire additional stores or all or substantially all of the assets of a Person which solely owns additional stores provided that the aggregate purchase price for all such stores shall not exceed $1,000,000 in any fiscal year and, provided that such purchase price shall constitute Capital Expenditures in such fiscal year.

To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02, such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

     9.03 LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any effective financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.03 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

     (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles in the United States (or the equivalent thereof in any country in which a Foreign Subsidiary is doing business, as applicable);

     (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the property or assets of the Borrower or the

Borrower and its Subsidiaries taken as a whole and do not materially impair the use thereof in the operation of the business of the Borrower or the Borrower and its Subsidiaries taken as a whole or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

     (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule 9.03, plus renewals and extensions of such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

     (iv)  Permitted  Encumbrances;

     (v)  Liens  created  pursuant to this Agreement and the Security Documents;

     (vi) licenses, sublicenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

     (vii) Liens upon assets of the Borrower and its Subsidiaries subject to Capitalized Lease Obligations to the extent permitted by Section 9.04, provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset (other than proceeds thereof) of the Borrower or any Subsidiary of the Borrower;

     (viii) Liens placed upon assets used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed $7,500,000, (y) the Indebtedness secured by any such Lien does not exceed 100%, of the lesser of the fair market value and the purchase price of the property being purchased at the time of incurrence of such Indebtedness and (z) in all events, the Lien encumbering the assets so acquired does not encumber any other asset (other than proceeds thereof) of the Borrower or such Subsidiary;

     (ix) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or

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hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or the Borrower and its Subsidiaries taken as a whole;

     (x) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

     (xi) Liens arising out of judgments or awards in circumstances not constituting an Event of Default under Section 10.09;

     (xii) statutory and common law landlords' liens under leases or subleases to which the Borrower or any of its Subsidiaries is a party;

     (xiii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (x) in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) to secure liability for premiums to insurance carriers;

     (xiv) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

     (xvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Subsidiaries prior to the Effective Date;

     (xvii) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(xii), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

(xviii)     Liens  on  assets  of  Foreign  Subsidiaries  to secure Indebtedness permitted  to  be  outstanding pursuant to Section 9.04(xiii) of this Agreement;

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

     (xix) Liens not otherwise permitted by the foregoing clauses (i) through (xviii) to the extent attaching to properties and assets with an aggregate fair value not in excess of, and securing liabilities not in excess of, $5,000,000 in the aggregate at any time outstanding.

     9.04 INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

     (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

     (ii) Indebtedness of the Borrower pursuant to the Senior Subordinated Notes and/or Additional Subordinated Debt in an aggregate principal amount not to exceed $130,000,000 in the aggregate at any time outstanding so long as any such Additional Subordinated Debt shall be permitted to be incurred by the other provisions of this Agreement;

     (iii) Existing Indebtedness shall be permitted to the extent the same is listed on Schedule 9.04, and extensions, replacements, refinancings or renewals thereof; provided that no such extensions, replacements, refinancings or renewals shall increase the principal amount of any of the Existing Indebtedness;

     (iv) Accrued expenses and current trade accounts payable incurred in the ordinary course;

     (v) Indebtedness under non-speculative Interest Rate Protection Agreements which may be entered into from time to time by the Borrower and which the Borrower in good faith believes will provide protection against fluctuations in interest rates with respect to outstanding floating rate Indebtedness then outstanding, and permitted to remain outstanding, pursuant to the other provisions of this Section 9.04;

     (vi) Indebtedness evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.09, and Indebtedness subject to Liens otherwise permitted under Section 9.03(viii) provided that in no event shall the aggregate principal amount of such Indebtedness permitted by this clause (vi) exceed $10,000,000 at any time outstanding;

     (vii) Intercompany Indebtedness of any Domestic Wholly-Owned Subsidiary owing to the Borrower or any other Domestic Wholly-Owned Subsidiary, or of the Borrower owing to any Domestic Wholly-Owned Subsidiary, to the extent permitted by Section 9.06(vi);

     (viii)  In  addition  to any Indebtedness permitted by the preceding clause

     (vii), Indebtedness of any Wholly-Owned Subsidiary to the Borrower or another Wholly-Owned Subsidiary constituting the purchase price in respect of

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intercompany  transfers  of goods made in the ordinary course of business to the extent  not  constituting  Indebtedness  for  borrowed  money;

     (ix) Indebtedness evidenced by Other Hedging Agreements entered into pursuant to Section 9.06(v);

     (x) Indebtedness under performance bonds, letter of credit obligations to provide security for worker's compensation claims and bank overdrafts, in each case incurred in the ordinary course of business, provided that any obligations arising in connection with such bank overdraft Indebtedness is extinguished within five Business Days;

     (xi) Indebtedness consisting of (a) guaranties by any Credit Party of Indebtedness of any Credit Party provided such Indebtedness is otherwise permitted pursuant to this Section 9.04 and (b) indemnities and guaranties in each case with respect to obligations not constituting Indebtedness, other than pursuant to clause (vi) of the definition of Indebtedness hereof, and made in the ordinary course of business consistent with past practices;

     (xii) Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition and existing at the time of consummation thereof (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that such Indebtedness (x) was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (y) does not exceed in aggregate principal amount for any Permitted Acquisition or group of related Permitted Acquisitions, an amount equal to 20% of the fair market value of the assets acquired in such Permitted Acquisition or Permitted Acquisitions;

(xiii) Indebtedness consisting of (x) local loans from local lenders in jurisdictions outside the United States to Foreign Subsidiaries located in such jurisdictions; provided that the aggregate principal amount of all such Indebtedness does not exceed $500,000 at any time outstanding and (y)
Indebtedness of the Borrower and its Domestic Subsidiaries consisting of guarantees of the foregoing Indebtedness so long as the sum of (I) the aggregate amount of Indebtedness so guaranteed at any time, (II) the aggregate amount of investments made in Foreign Subsidiaries pursuant to Section 9.06(xii) after the Effective Date (without giving effect to any write-offs or write-downs thereof) and (III) the aggregate amount of intercompany loans extended to Foreign Subsidiaries pursuant to Section 9.06(vi) hereof (without giving effect to any write-offs or write-downs thereof) shall not exceed $2,000,000;

     (xiv) Indebtedness of the Borrower pursuant to its guaranty of the Poth Loan; and

     (xv) Additional Indebtedness of the Borrower and its Subsidiaries to the extent not permitted by the foregoing clauses of this Section 9.04 (but

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

excluding any additional Indebtedness constituting (1) intercompany loans to Foreign Subsidiaries or (2) Indebtedness acquired pursuant to a Permitted Acquisition) not to exceed $7,500,000 in aggregate principal amount at any time outstanding.

     9.05 DESIGNATED SENIOR DEBT. The Borrower will not, and will not permit any of its Subsidiaries to, designate any Indebtedness (other than the Obligations) as "Designated Senior Indebtedness", "Designated Guarantor Senior Indebtedness" or any similar term for purposes of, and as defined in, the Senior Subordinated Note Documents and the documents entered into in connection with any Additional Subordinated Debt.

     9.06 ADVANCES, INVESTMENTS AND LOANS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents, except that the following shall be permitted:

     (i) the Borrower and its Subsidiaries may acquire and hold accounts receivable owing to any of them;

     (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

     (iii) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees for moving, travel and similar expenses so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $2,000,000;

     (iv) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted in Section 9.04(v);

     (v) the Borrower may enter into and perform its obligations under Other Hedging Agreements entered into in the ordinary course of business and so long as any such Other Hedging Agreement is not speculative in nature and is (x) related to income derived from foreign operations of the Borrower or any Subsidiary or otherwise related to purchases permitted hereunder from foreign suppliers or (y) entered into to protect the Borrower and/or its Subsidiaries against fluctuations in the prices of raw materials used in their Businesses;

     (vi) any Subsidiary may make intercompany loans to the Borrower or any Wholly-Owned Subsidiary and the Borrower may make intercompany loans and advances to any Wholly-Owned Subsidiary, provided that any promissory notes evidencing such intercompany loans shall be pledged (and delivered) by

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the  Borrower  or  the  respective  Domestic Wholly-Owned Subsidiary that is the lender of such intercompany loan as Collateral pursuant to the applicable Pledge Agreement, provided further, that the aggregate amount of intercompany loans from the Borrower or any Domestic Subsidiary to Foreign Subsidiaries (without giving effect to any write-downs or write-offs thereof) shall not when added to
(I)  the  aggregate  principal amount of all Indebtedness guaranteed pursuant to
Section 9.04(xiii) then outstanding and (II) the aggregate amount of investments in Foreign Subsidiaries pursuant to Section 9.06(xii) hereof (without giving effect to any write-offs or write-downs thereof), exceed $2,000,000;

     (vii)  the  Borrower  may establish Subsidiaries to the extent permitted by
Section  9.15;

     (viii) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

     (ix) advances, loans and investments in existence on the Effective Date and listed on Schedule 9.06 shall be permitted, without giving effect to any additions thereto or replacements thereof;

     (x) the Borrower may acquire and hold obligations of one or more officers or other employees of the Borrower or its Subsidiaries in connection with such officers' or employees' acquisition of shares of the Borrower Common Stock so long as no cash is paid by the Borrower or any of its Subsidiaries in connection with the acquisition of any such obligations, (ii) the Borrower may extend loans to officers and employees of the Borrower and its Subsidiaries on or after the date on which any such officers and employees exercise their options to purchase capital stock of the Borrower so long as the proceeds of such loans are required to be promptly used by such officers and employees to pay taxes payable by them as a result of such exercise and (iii) investments consisting of loans by the Borrower or its Subsidiaries to employees of the Borrower or its Subsidiaries made solely for the purpose of funding purchases by such employees of Borrower Common Stock shall be permitted; provided that the aggregate principal amount at any time outstanding of the obligations and loans extended pursuant to clauses
(i),  (ii)  and  (iii)  shall  not  exceed  $3,000,000;

     (xi)  Permitted  Acquisitions  shall  be  permitted;

     (xii) investments by the Borrower and its Subsidiaries in (A) Wholly-Owned Domestic Subsidiaries of the Borrower and (B) in Wholly-Owned Foreign Subsidiaries of the Borrower, so long as in the case of this clause (B), the sum of (I) the aggregate amount of all such investments since the Effective Date (without giving effect to any write-offs or write-downs thereof), (II) the aggregate amount of all Indebtedness of Foreign Subsidiaries guaranteed

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

pursuant to Section 9.04(xiii) then outstanding plus (III) the aggregate amount of intercompany loans extended to Foreign Subsidiaries pursuant to Section 9.06(vi) hereof (without giving effect to any write-offs or write-downs thereof) shall not exceed $2,000,000;

     (xiii) investments by the Borrower and its Subsidiaries in non-Wholly-Owned Subsidiaries and joint entities so long as (I) after giving effect to such investment, the Borrower and its Subsidiaries are in compliance with the covenants set forth in Section 9.09, 9.10, 9.11 and 9.12 for the Test Period then most recently ended on a pro forma Basis as if such investment had been consummated on the last day of such Test Period, (II) such investment is permitted pursuant to the terms of the Senior Subordinated Note Documents and pursuant to any documents entered into in connection with any Additional Subordinated Debt and no such Subsidiary or joint venture shall be obligated to, guarantee the Senior Subordinated Notes or any Additional Subordinated Debt and
(III) the aggregate amount expended on all such investments after the Effective Date shall not exceed $2,500,000;

     (xiv) deposits made in the ordinary course of business to secure the performance of leases shall be permitted; and

     (xv) additional investments of the Borrower and its Subsidiaries to the extent not permitted by the foregoing clauses of this Section 9.06 not to exceed $2,000,000 at any time.

     9.07 DIVIDENDS. The Borrower shall not, and shall not permit any of its Subsidiaries to, authorize, declare or pay any dividends (other than dividends payable solely in common stock of the Borrower or any such Subsidiary, as the case may be) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and the Borrower will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower or any Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing and including all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes, "Dividends"), except that:

     (i) any Subsidiary of the Borrower (x) may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower and (y) if such Subsidiary is not a Wholly-Owned Subsidiary, may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends

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

receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

     (ii) Borrower Preferred Stock may be issued as a dividend on the Borrower Preferred Stock;

     (iii) so long as no Default or Event of Default shall have occurred or shall result therefrom, the Borrower will be permitted (x) to redeem or repurchase, shares of its common stock or options in respect thereof, in each case, in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; and (y) to make payments in respect of any redemption, repurchase, acquisition, cancellation or other retirement for value of shares of capital stock of the Borrower or options, stock appreciation or similar securities, in each case held by then current or former officers, directors or employees of the Borrower or any of its Subsidiaries (or their estates or beneficiaries under their estates) or by an employee benefit plan, upon the death, disability, retirement or termination of employment of such officers, directors and employees, provided that such payments pursuant to this clause (iii), shall not exceed $10,000,000 in the aggregate after the Effective Date.

     9.08 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any of its Affiliates or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

     (i)  Dividends  may  be  paid  to  the  extent  provided  in  Section 9.07;

     (ii) loans may be made and other transactions may be entered into between the Borrower and its Subsidiaries to the extent permitted by Sections 9.04 and 9.06;

     (iii)  customary fees may be paid to non-officer directors of the Borrower;

     (iv) the payment, on a quarterly basis, of management fees to THL and/or THL Affiliates in accordance with the management agreement between THL and/or
THL Affiliates and the Borrower in an aggregate amount (for all such Persons taken together) not to exceed $125,000 in any fiscal quarter of the Borrower, provided however, that in the event that Consolidated EBITDA for the Test Period most recently ended is greater than or equal to $60,000,000,

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

management fees for such fiscal quarter shall not exceed $250,000 in such fiscal quarter of the Borrower;

     (v) the reimbursement of THL and/or THL Affiliates for their reasonable out-of-pocket expenses incurred by them in connection with performing management services to the Borrower and its Subsidiaries;

     (vi) the payment of one time fees to THL and/or the THL Affiliates in connection with each acquisition of a company or a line of business by the Borrower or its Subsidiaries, such fees to be payable at the time of each such acquisition and not to exceed 1% of the aggregate consideration paid by the Borrower and its Subsidiaries for any such acquisition;

     (vii) the payment of consulting fees to Norman Matthews pursuant to a consulting arrangement entered into on or prior to the Effective Date on an aggregate amount not to exceed $50,000 in any fiscal year of the Borrower; and

     (viii) transactions among the Borrower and its Subsidiaries not otherwise restricted under this Agreement.

     9.09 CAPITAL EXPENDITURES. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that (w) during the fiscal year (taken as one accounting period) ending on or about December 31, 2002, the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed $11,000,000, (x) during the fiscal year (taken as one accounting period) ending on or about December 31, 2003 the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed $12,000,000, (y) during the fiscal year (taken as one accounting period) ending on or about December 31, 2004 the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed $10,000,000 provided that the aggregate amount of the Capital Expenditures made during the fiscal years ending on or about December 31, 2003 and December 31, 2004 shall not exceed $22,000,000 and (z) during each fiscal year thereafter (taken as one accounting period), the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed $12,000,000 provided that Consolidated EBITDA for the prior fiscal year (taken as one accounting period) is greater than or equal to $60,000,000, otherwise the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed $10,000,000.

     (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year (after giving effect to the proviso thereto, but before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater than the amount of such Capital Expenditures made by the Borrower and its Subsidiaries during such fiscal year, such excess in an amount not to exceed $5,000,000 (the "Rollover Amount") may be carried forward and utilized to make Capital Expenditures in the next fiscal year.

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

     (c) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the Net Sale Proceeds of asset sales to the extent such proceeds are not required to be applied to repay Loans pursuant to Section 4.02(f).

     (d) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the insurance proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Capital Expenditures are to replace or restore any properties or assets in respect of which such proceeds were paid within 360 days following the date of the receipt of such insurance proceeds to the extent such insurance proceeds are not required to be applied to repay Loans pursuant to Section 4.02(h).

     (e) Notwithstanding the foregoing, the Borrower may make Capital Expenditures constituting Permitted Acquisitions (which Capital Expenditures will not be included in any determination under the foregoing clause (a)).

     (f) Notwithstanding the foregoing, the Borrower may make Capital Expenditures at any time (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with proceeds received from the sale of common equity so long as at the time of the making of any such Capital Expenditure, the aggregate amount to be expended in connection therewith does not exceed the Equity Proceeds Amount at such time.

     9.10  CONSOLIDATED  INTEREST  COVERAGE  RATIO.
     The Borrower will not permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ended on the last day of a fiscal quarter described below to be less than the amount set forth opposite such fiscal quarter below:

Fiscal Quarter Ended In, Or Closest To                    Ratio
--------------------------------------------              -----
FQ1  2003                                               2.50:1.00
FQ2  2003                                               2.50:1.00
FQ3  2003                                               2.50:1.00
FQ4  2003                                               2.50:1.00
FQ1  2004                                               2.50:1.00
FQ2  2004                                               2.50:1.00
FQ3  2004                                               2.50:1.00
FQ4  2004                                               2.50:1.00
FQ1  2005                                               2.50:1.00
FQ2  2005                                               2.50:1.00
FQ3  2005                                               2.50:1.00
FQ4  2005                                               2.75:1.00
FQ1  2006                                               2.75:1.00

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

FQ2  2006                                               2.75:1.00
FQ3  2006                                               2.75:1.00
FQ4  2006                                               3.00:1.00
FQ1  2007                                               3.00:1.00
FQ2  2007                                               3.00:1.00
FQ3  2007                                               3.00:1.00

     9.11 MINIMUM CONSOLIDATED EBITDA. The Borrower will not permit Consolidated EBITDA for any period of four consecutive fiscal quarters (in each case taken as one accounting period), ended on the last day of any fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:

FQ4  2002                                             $56,200,000
FQ1  2003                                             $53,200,000
FQ2  2003                                             $51,900,000
FQ3  2003                                             $51,900,000
FQ4  2003                                             $51,900,000
FQ1  2004                                             $51,900,000
FQ2  2004                                             $51,900,000
FQ3  2004                                             $51,900,000
FQ4  2004                                             $54,000,000
FQ1  2005                                             $54,000,000
FQ2  2005                                             $54,000,000
FQ3  2005                                             $54,000,000
FQ4  2005                                             $56,300,000
FQ1  2006                                             $56,300,000
FQ2  2006                                             $56,300,000
FQ3  2006                                             $56,300,000
FQ4  2006                                             $58,700,000
FQ1  2007                                             $58,700,000
FQ2  2007                                             $58,700,000
FQ3  2007                                             $58,700,000

     9.12 MAXIMUM LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio at any time during a fiscal quarter set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ended In, Or Closest To                    Ratio
--------------------------------------------              -----

Effective  Date  through  FQ1  2003                     4.75:1.00

FQ2  2003                                               4.75:1.00
FQ3  2003                                               4.75:1.00
FQ4  2003                                               4.65:1.00
FQ1  2004                                               4.65:1.00
FQ2  2004                                               4.65:1.00
FQ3  2004                                               4.65:1.00

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

FQ4  2004                                               4.15:1.00
FQ1  2005                                               4.15:1.00
FQ2  2005                                               4.15:1.00
FQ3  2005                                               4.15:1.00
FQ4  2005                                               3.65:1.00
FQ1  2006                                               3.65:1.00
FQ2  2006                                               3.65:1.00
FQ3  2006                                               3.65:1.00
FQ4  2006                                               3.00:1.00
FQ1  2007                                               3.00:1.00
FQ2  2007                                               3.00:1.00
FQ3  2007                                               3.00:1.00

     9.13 LIMITATION ON PREPAYMENTS AND MODIFICATIONS OF INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS; ETC. The Borrower will not, and will not permit any of its Subsidiaries to, (i) amend or modify, or permit the amendment or modification of, any provision of the Existing Indebtedness, the Senior Subordinated Notes or, if issued, any Additional Subordinated Debt or of any material agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto except for any amendment or modifications which are not in any way adverse to the interests of the Lenders and are effected pursuant to documentation satisfactory in form and substance to the Agents in their sole judgment, (ii) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Existing Indebtedness, Senior Subordinated Notes or any Additional Subordinated Debt, or (iii) amend, modify or change its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws, or any agreement entered into by it, with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications or changes pursuant to this clause (iii) or any such new agreements pursuant to this clause (iii) which do not in any way adversely affect the interests of the Lenders or such as are otherwise approved by the Required Lenders, provided that
(a) nothing in this Section 9.13 shall prevent the Borrower or any of its Subsidiaries from amending its Certificate of Incorporation or By-Laws to provide indemnification to any officer or director of the Borrower or any such Subsidiary to the maximum extent permitted by applicable law and provided that the Borrower may issue such capital stock as is provided in Section 9.17; (b) the Senior Subordinated Notes may be repaid with the proceeds of the concurrent issuance of Additional Subordinated Debt so long as (I) no Default or Event of Default then exists or would exist after giving effect thereto, (II) the aggregate principal amount of such Additional Subordinated Debt does not exceed the principal amount of Senior Subordinated Notes refinanced thereby and (III) after giving effect to such issuance, the Borrower and its Subsidiaries are in compliance with the covenants contained in Sections 9.10, 9.11 and 9.12 for the Test Period most recently ended on a pro forma Basis as if such Additional Subordinated Debt had been issued on the first day of such Test Period; and (c) the Borrower and its Subsidiaries may reincorporate in another jurisdiction located within the United States so long as the Borrower or such Subsidiary, as the case may be, shall provide 15 days prior written notice to the Administrative Agent and simultaneously comply with the provisions of Section 8.10.

     9.14 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of the Borrower's Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the Debt Agreements, Senior Subordinated Note Documents and Additional Subordinated Debt (if any), (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (v) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, (vi) customary provisions of any asset purchase agreement entered into by the Borrower or a Subsidiary of the Borrower in respect of an asset disposition permitted hereunder restricting transfer of assets which are the subject of such disposition, (vii) any holder of a Permitted Lien may restrict the transfer of the asset or assets subject thereto and (viii) any Indebtedness incurred after the Effective Date in accordance with the provisions of this Agreement may contain restrictions which are not more restrictive than those contained in this Agreement. Notwithstanding the foregoing, the Borrower and each of the Borrower's Subsidiaries shall be permitted to dispose of assets in accordance with Section 9.02 hereof.

     9.15 LIMITATION ON CREATION OF SUBSIDIARIES. The Borrower shall not establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that the Borrower and its Wholly-Owned Domestic Subsidiaries (a) may make investments permitted under
Section 9.06 (xiii) without such consent and (b) may establish or create one or more Wholly-Owned Subsidiaries of the Borrower without such consent so long as, in the case of Subsidiaries created as provided in this clause (b) and in the case of any Subsidiary created as contemplated in clause (a) but only in the event such Subsidiary guarantees, or is required to guaranty, any amounts in respect of the Senior Subordinated Notes or any Additional Subordinated Debt,
(i) 100% of the capital stock of any new Domestic Subsidiary (or all capital stock of any new Foreign Subsidiary which is owned by any Credit Party, except that not more than 65% of the voting stock of any such Foreign Subsidiary shall be required to be so pledged) is upon the creation or Establishment of any such new Subsidiary pledged and delivered to the Collateral Agent for the benefit of the Secured Creditors under the Pledge Agreement and (ii) upon the creation or establishment of any such new Domestic Subsidiary such Domestic Subsidiary executes the additional Security Documents and guaranty required to be executed by it in accordance with Section 8.10.

     9.16 MAINTENANCE OF CORPORATE SEPARATENESS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, (a) fail to satisfy customary corporate formalities, including, without limitation, (i) the holding of regular board of directors' and shareholders' meetings, (ii) the maintenance of separate corporate offices and records and (iii) the maintenance of separate bank accounts in its own name; or (b) fail to act solely in its own corporate name and through its authorized officers and agents.

     9.17 LIMITATION ON ISSUANCE OF CAPITAL STOCK. (a) The Borrower will not, and will not permit any of its Subsidiaries to issue (i) any preferred stock except for the issuance of Borrower Preferred Stock as a dividend on Borrower Preferred Stock then outstanding or (ii) any class of redeemable common stock.

     (b) The Borrower will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) in the case of Foreign Subsidiaries of the Borrower, to qualify directors to the extent required by applicable law, and (iv) Subsidiaries of the Borrower formed after the Effective Date pursuant to Section 9.15 may issue capital stock to the Borrower or the respective Subsidiary of the Borrower which is to own such stock in accordance with the requirements of Section 9.15. All capital stock issued in accordance with this Section 9.17(b) shall, to the extent required by the Pledge Agreement, be delivered to the Collateral Agent for pledge pursuant to the Pledge Agreement.

     9.18 FISCAL YEAR; FISCAL QUARTERS. The Borrower will not, and will not permit any of its Subsidiaries to, change the dates of the end of its fiscal years and fiscal quarters from those set forth in Section 7.23.

     SECTION 10. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

     10.01  PAYMENTS.
     The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for three or more days, in the payment when due of any Unpaid Drawing, any interest on any Loan or any Fees or any other amounts owing hereunder or under any other Credit Document; or

     10.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

     10.03 COVENANTS. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(f), 8.10 or 9, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 10.01, 10.02 or clause (a) of this Section 10.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by any Agent or the Required Lenders; or

     10.04 DEFAULT UNDER OTHER AGREEMENTS. (a) The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required) any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this Section 10.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, exceeds $5,000,000 at any one time; or

     10.05 BANKRUPTCY, ETC. The Borrower or any of its Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Material Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Material Subsidiaries; or the Borrower or any of its Material Subsidiaries commences any other proceeding under any reorganization, bankruptcy, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Material Subsidiaries, or there is commenced against the Borrower or any of its Material Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Material

Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Material Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

     10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, ..67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan shall have had a trustee appointed to administer such Plan, any Plan is terminated or shall have been terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any of its Subsidiaries or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29),
4971, 4975, 4980 of the Code, or the Borrower or any of its Subsidiaries has incurred liabilities pursuant to one or more Retiree Welfare Plan or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability which arises from such event or events has had, or, in the opinion of the Required Lenders, could reasonably be expected to have, a Material Adverse Effect; or

     10.07 SECURITY DOCUMENTS. (a) Except in each case to the extent resulting from the failure of the Collateral Agent to retain possession of the applicable Pledged Securities, any Security Document shall cease to be, or shall be asserted by any Credit Party not to be, in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, other than Collateral with an aggregate value of less than or equal to $1,000,000; provided that if the Borrower is notified by the Administrative Agent of a lack of perfection with respect to any of the Collateral, the Borrower will take such steps as are necessary or advisable to perfect the Collateral Agent's security interest in such Collateral), or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default (except to the extent that same will adversely affect the continued perfection and priority of the Liens created by any such Security Document in Collateral with an aggregate value in excess of

$1,000,000, in which case clause (a) of this Section 10.07 will be applicable) shall continue unremedied for a period of 30 days; or

     10.08 GUARANTIES. Any Guaranty or any provision thereof shall cease to be in full force and effect as to the relevant Subsidiary Guarantor (unless such Subsidiary Guarantor is no longer a Subsidiary by virtue of a liquidation, sale, merger or consolidation permitted by Section 9.02), or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under any Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

     10.09 JUDGMENTS. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability (to the extent not paid or not fully covered by a reputable and solvent insurance company) in excess of $5,000,000 for all such judgments and decrees and all such judgments or decrees either shall be final and non-appealable or shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

     10.10 OWNERSHIP. A Change of Control shall have occurred; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party, except as otherwise specifically provided for in this Agreement (provided that if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any RL Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and any Notes and all other Obligations owing hereunder and thereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentiment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 10.05, to pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (vi) apply any cash collateral as provided in Section 4.02(a).

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

     SECTION  11.  DEFINITIONS  AND  ACCOUNTING  TERMS.

     11.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to Section
8.10  or  Section  8.11.

     "Additional Mortgage" shall mean and include each mortgage, deed of trust or other security instrument with respect to Real Property executed in accordance with Section 8.10 or Section 8.11.

     "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to Section 8.10 on Section 8.11 with respect to Additional Collateral.

     "Additional Subordinated Debt" shall mean subordinated indebtedness of the Borrower issued after the Effective Date (i) which contains no financial maintenance covenants or cross-default (as opposed to cross-acceleration) provisions, (ii) which does not provide for any collateral security, (iii) all of the terms and conditions of which (including, without limitation, as to the issuer, interest rates, amortization, maturities, covenants, defaults, remedies, sinking fund provisions, subordination provisions and other terms), taken as a whole, are not less favorable to the Borrower or the Lenders than those contained in the Senior Subordinated Notes, (iv) the subordination provisions of which are no less favorable to the Lenders than those contained in the Senior Subordinated Notes and (v) the documentation with respect to which shall reflect the foregoing and shall otherwise be in form and substance satisfactory to the Agents.

     "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

     "Affiliate"  shall  mean,  with  respect  to  any  Person, any other Person
(including, for purposes of Section 9.08 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 9.08, an Affiliate of the Borrower shall include any Person that directly or indirectly votes or has the power to vote more than 10% of any class of the capital stock of the Borrower and any officer or director of the Borrower or any of its Subsidiaries. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" shall have the meaning set forth in the first paragraph of this Agreement.

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

     "Agreement" shall mean this Amended and Restated Credit Agreement, as modified, supplemented, amended, restated, extended, renewed or replaced from time to time.

     "Assignment" shall have the meaning set forth in the recitals of this Agreement.

     "Assignment and Acceptance Agreement" shall mean the Assignment and Acceptance Agreement substantially in the form of Exhibit K (appropriately completed).

     "Assignments of Security Interest in Trademarks" shall mean the several Assignments of Security Interest in Trademarks, made by Deutsche Bank Trust Company Americas (f.k.a. Bankers Trust Company), as Agent under the Existing Credit Agreement, in favor of the Agent, in the form and substance acceptable to the Agent.

     "Authorized Officer" shall mean any senior officer of the Borrower or a Subsidiary of the Borrower designated as such in writing to the Administrative Agent by the Borrower, in each case to the extent reasonably acceptable to the Administrative Agent.

     "Bankruptcy  Code"  shall  have  the  meaning  provided  in  Section 10.05.

     "Base Rate" shall mean for any day, a rate of interest per annum equal to the higher of (i) the Prime Lending Rate for such day and (ii) the overnight Federal Funds Rate for such day plus 1/2 of 1%.

     "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

     "Borrower" shall have the meaning set forth in the first paragraph of this Agreement.

     "Borrower  Common  Stock"  shall  mean  the  common  stock of the Borrower.

     "Borrower Preferred Stock" shall mean the Series A Preferred Stock of the Borrower, par value $.01 per share.

     "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders (other than any Lender which has not funded its share of a Borrowing in accordance with this Agreement) having Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

     "Business Day" shall mean (i) with respect to any borrowing, payment or rate selection of Eurodollar Loans, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities.

     "Calculation Period" shall mean the Test Period most recently ended on prior to the date that any determination is required to be made hereunder on a pro forma Basis.

     "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person.

     "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

     "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits, certificates of deposit and bankers' acceptances of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction rated at least A-1 or the equivalent by Standard & Poor's Corporation or at least P-1 or the equivalent by Moody's Investors Service, Inc., with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than ninety
(90) days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United
States rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) demand deposit accounts maintained in the ordinary course of business, in each case to the extent constituting a "Cash Equivalent" under, and as defined in, the Senior Subordinated Notes and the Additional Subordinated Debt (if any).

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Sec. 9601 ET SEQ.

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

     "Change of Control" shall mean (a) prior to the date of an initial registered public offering by the Borrower of its common stock, the Permitted Holders shall cease to own on a fully diluted basis in the aggregate at least 51% of the economic and voting interest in the Borrower's capital stock free of Liens except Liens granted by individuals who are principals or employees of THL to secure personal financing arrangements so long as the holders of such Liens do not exercise or attempt to exercise rights in respect of such stock, (b) on or after the date of an initial registered public offering by the Borrower of its common stock, (A) any other Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Effective Date) shall own more than 20% of the voting and/or economic interest in the Borrower's capital stock, (B) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors or (C) the Permitted Holders shall cease to own on a fully diluted basis in the aggregate at least 30% of the economic and voting interest in the Borrower's capital stock free of Liens except Liens granted by individuals who are employees of THL to secure personal financing arrangements so long as the holders of such Liens do not exercise or attempt to exercise rights in respect of such stock, or (c) a "change of control" or similar event shall occur as provided in the Senior Subordinated Note Indenture or in any document relating to the Additional
Subordinated  Debt  (if  any).

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties, all cash and Cash Equivalents delivered as collateral pursuant to
Section  4.02  or  10  hereof and all Additional Collateral, if any.

     "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

     "Collective  Bargaining  Agreements"  shall  have  the  meaning provided in
Section  5.05.

     "Commitment" shall mean any of the commitments of any Lender, I.E., whether a Term Loan A Commitment, a Term Loan B Commitment or Revolving Loan Commitment.

     "Consolidated Current Assets" shall mean, at any time, the current assets (other than cash, Cash Equivalents and deferred income taxes to the extent included in current assets) of the Borrower and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP.

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

     "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of the Borrower and its Subsidiaries at such time, but excluding (i) the current portion of any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein, (ii) accrued but unpaid interest with respect to the Indebtedness described in clause (i), (iii) the current portion of Indebtedness constituting Capitalized Lease Obligations and (iv) deferred income taxes.

     "Consolidated EBIT" shall mean, for any period, Consolidated Net Income of the Company and its Subsidiaries determined as provided in the definition of Consolidated Net Income, before total interest expense (whether cash or non-cash) and provisions for taxes based on income, and determined (i) without giving effect to any extraordinary gains or losses but with giving effect to gains or losses from sales of assets sold in the ordinary course of business,
(ii) without giving effect to (1) nonrecurring cash charges, in an amount not to exceed $5,000,000 (for all periods combined over the term of this facility), and
(2) non-cash charges, in an aggregate amount, together with non-recurring cash charges, not to exceed $10,000,000 (for all periods combined over the term of this facility), (iii) without giving effect to any non-cash charges deducted in determining Consolidated Net Income for such period related to the issuance by the Borrower of stock, warrants or options to management (or any exercise of any such warrants or options), (iv) without giving effect to any fees and expenses deducted in determining Consolidated Net Income for such period related to the transaction fees and expenses in connection with this Agreement and the transactions contemplated hereby and (v) without giving effect to management fees permitted to be paid to THL and the THL Affiliates pursuant to Section 9.08 provided that for purposes of any calculation pursuant to Section 9.08(iv), Consolidated EBIT shall give effect to any such management fees previously paid or then contemplated to be paid at the time of such calculation in excess of $125,000 in any fiscal quarter of the Borrower.

     "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all depreciation, amortization and, without duplication, other non-cash expenses that were deducted in determining Consolidated EBIT for such period, minus cash outlays in such period related to non-cash expenses that were added back in determining Consolidated EBITDA in a prior period .

     "Consolidated Indebtedness" shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (but including in any event the then outstanding principal amount of all Loans, and the Senior Subordinated Notes, any Additional Subordinated Debt, all Capitalized Lease Obligations and all Letter of Credit Outstandings) of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

     "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period.

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

     "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Borrower and its Subsidiaries determined on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including, without limitation, (i) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, and (ii) net costs or benefits under Interest Rate Protection Agreements, but excluding, however, amortization of original issue discount, amortization of any payments made to obtain any Interest Rate Protection Agreement, amortization of deferred financing costs and any interest expense on deferred compensation arrangements and any non-cash interest to the extent included in total interest expense.

     "Consolidated Net Income" shall mean, for any period, the net income (or loss) after provision for taxes but before any pay-in-kind or non-cash accumulating dividends on the Borrower Preferred Stock of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, but excluding any unrealized losses and gains for such period resulting from mark-to-market of Other Hedging Agreements; provided, however, that (A) there shall be excluded (without duplication) (i) income (or loss) of any Person in which any other Person (other than such Person or any of its consolidated Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or subject to subclause (iii) below) any of its consolidated Subsidiaries by such other Person during such period, (ii) the income (or loss) of any Person during such period accrued prior to the date it becomes a consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its consolidated Subsidiaries, (iii) the income of any consolidated Subsidiary or the Borrower to the extent attributable to minority interests held therein by Persons other than the Borrower and its Wholly-Owned Subsidiaries, and (iv) the income of any consolidated Subsidiary or the Borrower during such period to the extent that the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or the Borrower or any of its other Subsidiaries and (B) for purposes of determining compliance with Section 9.12 there shall be included (to the extent not already included) in determining Consolidated Net Income for any period the net income (or loss) of any Person, business, property or asset acquired during such period pursuant to a Permitted Acquisition and not subsequently sold or otherwise disposed of by the Borrower or one of its Subsidiaries during such period (each Person, business, property or asset acquired and not subsequently disposed of during such period, an "Acquired Entity or Business") based on the actual net income (or loss) of such Acquired
Entity or Business for the entire period (including the portion thereof occurring prior to such acquisition).

     "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any products' warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if the less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Continuing Directors" shall mean the (i) directors of the Borrower on the Effective Date and (ii) each other director, if such director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

     "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Perfection Certificate, each Security Document, each of the Assignments of Security Interest in Trademarks and the Subsidiaries Guaranty and, after the execution and delivery thereof, each additional guaranty or security document executed pursuant to Section 8.10 or Section 8.11.

     "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

     "Credit Party" shall mean the Borrower, each Subsidiary Guarantor and any other Subsidiary which at any time executes and delivers any Credit Document as required by this Agreement.

     "Debt  Agreements"  shall  have  the  meaning  provided  in  Section  5.05.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

     "Dividend"  shall  have  the  meaning  provided  in  Section  9.07.

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

     "Dollars"  and  the  sign  "$"  shall  each mean lawful money of the United
States.

     "Domestic Subsidiary" shall mean each Subsidiary of the Borrower incorporated or organized in the United States or any State or territory thereof.

     "Domestic Wholly-Owned Subsidiary" shall mean each Domestic Subsidiary which is a Wholly-Owned Subsidiary of the Borrower.

     "Drawing"  shall  have  the  meaning  provided  in  Section  2.04(b).

     "Effective  Date"  shall  have  the  meaning  provided  in  Section  13.10.

     "Eligible Transferee" shall mean any of (a) a Lender, (b) an Affiliate of a Lender and (c) any other Person which regularly purchases interests in loans or extensions of credit of (other than a natural person) approved by (i) the Administrative Agent and (ii) unless a Default or an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed) which would constitute a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act as in effect on the Effective Date and any other "accredited investor" (as defined in Regulation D of the Securities Act.)).

     "Employee  Benefit  Plans" shall have the meaning provided in Section 5.05.

     "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law (hereafter "Claims") or any permit issued to the Borrower or any of its Subsidiaries under any such Law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising from alleged injury or threat of injury to health, safety or the environment, as a result of a release or threatened release of Hazardous Materials.

     "Environmental Law" shall mean any domestic or foreign, federal, state, provincial or local statute, law, rule, regulation, ordinance, code or applicable and binding rule of common law now or hereafter in effect and in each case as amended, and any applicable judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, "Laws")), relating to the environment, or Hazardous Materials or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

     "Equity Proceeds Amount" shall mean, on any date in connection with any transaction, an amount equal to (i) 50% of the aggregate amount of net cash proceeds (other than Excluded Proceeds) received by the Borrower from the issuance of its

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

common equity after the Effective Date less the sum of the aggregate amount of such proceeds expended on or prior to such date (before giving effect to the transaction then being considered) (x) to effect Permitted Acquisitions, (y) to effect Capital Expenditures pursuant to Section 9.09(f) hereof and (z) to repay Senior Subordinated Notes.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

     "Eurodollar Loan" shall mean each Loan (excluding Swingline Loans) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

     "Eurodollar Rate" shall mean the sum of (i) the quotient of (a) the rate determined by the Administrative Agent to be the rate at which deposits in U.S. dollars are offered to first-class banks in the London interbank market based on information presented on Page 3750 of the Dow Jones Market Service (formerly known as the Telerate Service) at approximately 11 a.m. (London time) two Business Days prior to the first day of the Interest Period applicable to such Eurodollar Loan, having a maturity approximately equal to the Interest Period applicable to such Eurodollar Loan divided by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). The Eurodollar Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

     "Event  of  Default"  shall  have  the  meaning  provided  in  Section  10.

     "Excess  Cash  Flow"  shall  mean,  for  any  period  (i)  the  sum  of (A)
Consolidated Net Income for such period, plus (B) the amount of all non-cash charges (including, without limitation or duplication, depreciation, amortization and non-cash interest expense, but excluding those non-cash charges that had the effect of decreasing Working Capital for such period) included in determining Consolidated Net Income for such period, plus (C) the decrease, if any, in Working Capital from the first day to the last day of such period, minus
(ii) the sum (without duplication) of (A) any non-cash credits (including from sales or other dispositions of assets) included in determining Consolidated Net Income for such period, (B) gains from sales or other dispositions of assets (other than sales of inventory in the ordinary course of business) included in determining Consolidated Net Income for such period, (C) an amount equal to (1) all Capital Expenditures (other than Capital Expenditures made pursuant to Section 9.09(c),

(d), (e), (f) or (g)) made during such period that are not financed by Indebtedness (including Capitalized Lease Obligations but excluding Loans hereunder) plus (or minus, if negative) (2) the Rollover Amount for such period to be carried forward to the next period less the Rollover Amount (if any) for the preceding period carried forward to the current period, (D) the amount expended in respect of Permitted Acquisitions during such period, except to the extent constituting Capital Expenditures or financed with Indebtedness, (E) the aggregate principal amount of permanent principal payments of Indebtedness for borrowed money of the Company and its Subsidiaries (other than (I) repayments of Indebtedness with the proceeds of the Loans or with the proceeds of the Indebtedness or equity or with the proceeds of asset sales or Recovery Events and (II) repayments of Loans, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(b) or (c), or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) during such period, (F) non-cash charges added back in a previous period pursuant to clause (i) (B) above to the extent any such charge has become a cash item in the current period, (G) the increase, if any, in Working Capital from the first day to the last day of such period, (H) any cash disbursements made against noncurrent liabilities (such as transition reserves and deferred taxes) to the extent not deducted in determining Consolidated Net Income for such period and (I) the amount of cash expenditures which are not classified as Capital Expenditures but which were capitalized and not expensed during such period.

     "Excess Cash Payment Date" shall mean the date occurring 90 days after the last day of each fiscal year of the Borrower beginning with its fiscal year ending closest to December 31, 2003.

     "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

     "Excluded  Proceeds"  shall  have  the meaning provided in Section 4.02(d).

     "Excluded Taxes" shall mean (a) all taxes (including franchise taxes), levies, imposts, duties, charges, fees, deductions and withholdings imposed on or measured by net income or capital or (b) any withholding tax imposed by reason of the failure of any Agent or Lender to comply with its obligations, if any, under Section 4.04 hereof.

     "Existing Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

     "Existing  Indebtedness"  shall  have the meaning provided in Section 9.04.

     "Facing  Fee"  shall  have  the  meaning  provided  in  Section  3.01(c).

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

     "Federal Funds Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion. Any change to the Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change in the Federal Funds Rate.

     "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

     "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuating fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America and into which the Borrower or any of its Subsidiaries makes, or is obliged by law on behalf of its employees to make payments, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA.

     "Foreign Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof, the United States Virgin Islands or Puerto Rico.

     "FQ1, FQ2, FQ3, FQ4", shall mean the first, second, third and fourth quarters, respectively, of a specified fiscal year, as set forth on Schedule 7.23.

     "GAAP" shall have the meaning (a) when used in Section 9, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on December 31, 2001, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on December 31, 2001, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied; provided, further, that if there occurs after the Effective Date any change in GAAP that affects in any respect the calculation of any covenant contained in
Section  9

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

hereof, the Lenders and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the Effective Date and, until any such amendments have been agreed upon, the covenants in Section 9 hereof shall be calculated as if no such change in GAAP had occurred.

     "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial, or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guaranteed Obligations" shall mean all obligations of the Borrower (i) to each Lender for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Loan made by such Lender and each Note (if any) issued by the Borrower to such Lender, and Loans made, under the Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to such Lender now existing or hereafter incurred under, arising out of or in connection with the Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and (ii) to each Lender and each Affiliate of a Lender which enters into an Interest Rate Protection or Other Hedging Agreement with the Borrower, the full and prompt payment when due (whether by acceleration or otherwise) of all obligations of the Borrower owing under any such Interest Rate Protection or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

     "Guaranty" shall mean the Subsidiaries Guaranty and any other guarantee executed and delivered by a Subsidiary of the Borrower pursuant to Section 8.10 or Section 8.11.

     "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect.

     "Highest Lawful Rate" shall mean, with respect to any indebtedness owed to any Lender hereunder or under any other Credit Document, the maximum nonusurious

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

interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received by such Lender with respect to such indebtedness under applicable law.

     "Immaterial Subsidiary" shall mean, at any time, any subsidiary, direct or indirect, that (a) has less than 5% of the consolidated assets of the Borrower and its consolidated Subsidiaries as of the last day of the most recently ended Test Period and (b) has less than 5% of the Consolidated EBITDA of the Borrower and its consolidated Subsidiaries for the Test Period most recently ended; provided that if more than one subsidiary is deemed an Immaterial Subsidiary pursuant to this definition, all Immaterial Subsidiaries shall be considered to be a single consolidated subsidiary for purposes of determining whether the conditions specified above are satisfied.

     "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services,
(ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under capitalized leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement; provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

     "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

     "Interest  Period"  shall  have  the  meaning  provided  in  Section  1.09.

     "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

     "Issuing Lender" shall mean the Administrative Agent and any Lender which at the request of the Borrower and with the consent of the Administrative Agent (which shall not be unreasonably withheld) agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2.

     "L/C Supportable Indebtedness" shall mean (i) obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to Insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Administrative Agent and the Letter of Credit Issuer and otherwise are permitted to exist pursuant to the terms of this Agreement.

     "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

     "Lender" shall mean each financial institution listed on Schedule 1, as well as any Person which becomes a "Lender" hereunder pursuant to Section 1.13 or 13.04(b).

     "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under
Section 2.03(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01 or Section 2.

     "Letter  of  Credit"  shall  have  the meaning provided in Section 2.01(a).

     "Letter  of Credit Fee" shall have the meaning provided in Section 3.01(b).

     "Letter of Credit Outstandings" shall mean, at any time, the sum (without duplication) of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

     "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

     "Leverage Ratio" shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated EBITDA for the Test Period last ended.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

     "Loan" shall mean each Term Loan A, each Term Loan B, each Revolving Loan and each Swingline Loan.

     "Management  Agreements"  shall  have the meaning provided in Section 5.05.

     "Mandatory  Borrowing"  shall have the meaning provided in Section 1.01(e).

     "Margin  Stock"  shall  have  the  meaning  provided  in  Regulation  U.

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

     "Material Adverse Effect" shall mean with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding): (a) a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) of the Borrower (on a stand alone basis) or of the Borrower and its Subsidiaries, taken as a whole (on a consolidated basis); (b) an adverse effect on the ability of the Borrower or any of its Subsidiaries, individually and taken as a whole, to perform any of their respective Obligations under any of the Credit Documents to which it is a party; or (c) any impairment of the validity, binding effect or enforceability of this Agreement or any of the other Credit Documents, any impairment of the rights, remedies or benefits available to the Administrative Agent or any Lender under any Credit Document or any impairment of the attachment, perfection or priority of any Lien of the Administrative Agent under the Security Documents.

     "Material Subsidiary" means any Subsidiary of the Borrower, direct or indirect other than an Immaterial Subsidiary.

     "Maturity Date" shall mean, with respect to any Tranche of Loans, the Term Loan A Maturity Date, the Term Loan B Maturity Date, the RL Maturity Date or the Swingline Expiry Date, as the case may be.

     "Maximum  Swingline  Amount"  shall  mean  $5,000,000.

     "Minimum Borrowing Amount" shall mean (x) with respect to each Borrowing of Eurodollar Loans, $1,000,000, (y) with respect to each Borrowing of Base Rate Loans (other than Swingline Loans), $500,000, and (z) with respect to each Borrowing of Swingline Loans, $50,000.

     "Mortgage", after the execution and delivery thereof, shall include each Additional Mortgage.

     "Mortgage Policies" shall mean mortgage title insurance policies on each Mortgaged Property issued by title insurers, and having other terms (including any exceptions and endorsements thereon) reasonably satisfactory to the Collateral Agent.

     "Mortgaged Property", after the execution and delivery of any Additional Mortgage, shall include the respective additional property subject thereto.

     "Multiemployer Plan" shall mean any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Borrower or any of its Subsidiaries has any liability or contributes (or has at any time within the past five years contributed to or had any liability to contribute).

     "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of (i) reasonable transaction costs (including, without limitation, any

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

underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith), (ii) payments of unassumed liabilities relating to the assets sold at the time of, or within 90 days after, the date of such sale, (iii) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets which were sold, (iv) the estimated marginal increase in income taxes paid, or which are estimated to be payable by the Borrower's consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale and (v) the amount of any reserves established by the Borrower and its Subsidiaries to fund contingent liabilities reasonably estimated to be payable during the year that such sale of assets occurred for the next succeeding year that are directly attributable to such sale of assets; provided that if any such reserves are terminated or the amount is reduced, the amount of such eliminated reserves shall be deemed Net Sale Proceeds on the date so terminated or reduced.

     "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

     "Note" shall mean each Term Note A, each Term Note B, each Revolving Note and the Swingline Note.

     "Notice  of  Borrowing"  shall  have  the meaning provided in Section 1.03.

     "Notice  of  Conversion"  shall  have the meaning provided in Section 1.06.

     "Notice Office" shall mean the office of the Administrative Agent located at 100 Federal Street, Boston, MA 02110, Attention: Stephen F. O'Sullivan or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

     "Obligations" shall mean all amounts owing to any of the Agents, the Collateral Agent or any Lender pursuant to the terms of this Agreement, any Interest Rate Protection Agreement or Other Hedging Agreement or any other Credit Document.

     "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

     "Participant"  shall  have  the  meaning  provided  in  Section  2.03(a).

     "Payment Office" shall mean the office of the Administrative Agent located at 100 Federal Street, Boston, Massachusetts 02110, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

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

     "Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time and, provided that if the Percentage of any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

     "Perfection Certificates" shall have the meaning provided in each of the Security Agreements.

     "Permitted  Acquisitions"  shall  have  the  meaning  provided  in  Section
9.02(x).

     "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable to the Agents in their reasonable judgment, which acceptance will not be unreasonably withheld.

     "Permitted  Holders"  shall mean (a) THL, THL Affiliates, THL Investors and
(b) with respect to the Common Stock so purchased or which had been owned prior to April 23, 1998, shareholders, management and directors of the Borrower who acquired Common Stock of the Borrower on or prior to April 23, 1998, and certain members of management and employees who acquired such Common Stock within 90 days following April 23, 1998 for an aggregate purchase price not in excess of $5,000,000.

     "Permitted  Liens"  shall  have  the  meaning  provided  in  Section  9.03.

     "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" shall mean any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) which is maintained or contributed to by the Borrower or any of its Subsidiaries, or for which the Borrower or any of its Subsidiaries has any liability or contingent liability, other than a Multiemployer Plan.

     "Pledge  Agreement"  shall  have  the  meaning  provided  in  Section 5.08.

     "Pledge Agreement Collateral" shall mean all "Collateral" as defined in each of the Pledge Agreements.

     "Pledged Securities" shall mean "Pledged Securities" as defined in the Pledge Agreements.

     "Poth Loan" shall mean the loan to Dr. Daniel Poth in connection with his previous purchase of the stock of Hour Eyes Doctors of Optometry, P.C., as the same may be amended or modified from time to time pursuant to the terms hereof and thereof, provided that the aggregate principal amount of such loan shall not exceed $1,000,000.

     "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its "prime rate", the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

     "pro forma Basis" in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (w) if the relevant period to be tested includes any Permitted Acquisition, the consummation of such Permitted Acquisition as if the same had occurred on the first day of such period, (x) the assumption, incurrence or issuance of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period and (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness unless accompanied by a corresponding commitment reduction) after the first day of the relevant Calculation Period as if such Indebtedness had been retired, redeemed or repurchased on the first day of the relevant Calculation Period, with the following rules to apply in connection therewith:

     (i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness) assumed, incurred or issued after the first day of the relevant Calculation Period (whether incurred to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness unless accompanied by a corresponding commitment reduction) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination; and

     (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate Indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective shall be calculated using the actual rates applicable thereto while same was actually outstanding).

"Projections"  shall  have  the  meaning  provided  in  Section  7.10(e).

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     "Quarterly  Payment  Date" shall mean the last Business Day of March, June,
September  and  December  occurring  after  the  Effective  Date.

     "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Sec. 6901 ET SEQ.

     "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

     "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance maintained by the Borrower and its Subsidiaries or required to be so maintained under Section 8.03.

     "Register"  shall  have  the  meaning  provided  in  Section  13.17.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

     "Replaced  Lender"  shall  have  the  meaning  provided  in  Section  1.13.

     "Replacement  Lender"  shall  have  the  meaning  provided in Section 1.13.

     "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
..22,  .23,  .25,  .27  or  .28  of  PBGC  Regulation  Section  4043.

     "Required Lenders" shall mean Non-Defaulting Lenders, the sum of whose outstanding Term Loans and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Percentage of Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Term Loans of Non-Defaulting Lenders and the Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

     "Retiree Welfare Plan" shall mean any employee welfare benefit plan (within the meaning of section 3(1) of ERISA) which provides benefits to retired or other former employees of the Borrower or any of its Subsidiaries (other than continuation of group health plan coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or pursuant to applicable state law).

     "Returns"  shall  have  the  meaning  provided  in  Section  7.21.

     "Revolving  Loan"  shall  have  the  meaning  provided  in Section 1.01(c).

     "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule 1 hereto directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section
1.13  or  13.04(b).

     "Revolving  Note"  shall  have  the  meaning  provided  in Section 1.05(d).

     "RL Commitment Commission" shall have the meaning provided in Section 3.01(a).

     "RL  Maturity  Date"  shall  mean  December  23,  2006.

     "Rollover  Amount"  shall  have  the  meaning  provided in Section 9.09(b).

     "Scheduled  Repayments"  shall  mean  TL  Scheduled  Repayments.

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

     "Section  4.04(b)(ii)  Certificate"  shall  have  the  meaning  provided in
Section  4.04(b).

     "Secured Creditors" shall have the meaning assigned that term in the Security Documents.

     "Securities  Act"  shall  mean  the  Securities  Act  of  1933, as amended.

     "Security  Agreement"  shall  have  the  meaning  provided in Section 5.09.

     "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

     "Security Document" shall mean the Pledge Agreement, the Security Agreement, the Trademark Agreement and, after the execution and delivery thereof, each Additional Mortgage and each Additional Security Document.

     "Senior Subordinated Note Documents" shall mean the Senior Subordinated Notes, the Senior Subordinated Note Indenture and all other documents executed and delivered with respect to the Senior Subordinated Notes or Senior Subordinated Note Indenture.

     "Senior Subordinated Note Indenture" shall mean the indenture dated as of April 24, 1998, between the Borrower and the Senior Subordinated Note Indenture Trustee, as in effect on the Effective Date and as thereafter amended from time to time in accordance with the requirements thereof and of this Agreement.

     "Senior Subordinated Note Indenture Trustee" shall mean United States Trust Company of New York or any Successor thereto as trustee under the Senior Subordinated Note Indenture.

     "Senior Subordinated Notes" shall mean the Borrower's 9 1/8% Senior Subordinated Notes due 2008 and Floating Interest Rate Subordinated Term Securities due 2008, in each case issued pursuant to the Senior Subordinated
Note Indenture, as such notes may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

     "Shareholders' Agreements" shall have the meaning provided in Section 5.05.

     "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

     "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

     "Subsidiaries  Guaranty"  shall  have the meaning provided in Section 5.07.

     "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation
(irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

     "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower designated as a "Subsidiary Guarantor" on Schedule 7.15 hereto or which executes a guarantee after the Effective Date pursuant to Section 8.10 or Section 8.11.

     "Swingline Expiry Date" shall mean the date which is two Business Days prior to the RL Maturity Date.

     "Swingline  Lender"  shall  mean  the  Administrative  Agent.

     "Swingline  Loan"  shall  have  the  meaning  provided  in Section 1.01(d).

     "Swingline  Note"  shall  have  the  meaning  provided  in Section 1.05(d).

     "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

     "Tax  Sharing  Agreement"  shall have the meaning provided in Section 5.05.

     "Taxes"  shall  have  the  meaning  provided  in  Section  4.04(a).

     "Term Loan A" and "Term Loans A" shall have the meaning provided in Section 1.01(a).

     "Term Loan B" and "Term Loans B" shall have the meaning provided in Section 1.01(b).

     "Term  Loans"  shall  have  the  meaning  provided  in  Section  1.01(b).

     "Term Loan A Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule 1 hereto directly below the column entitled "Term Loan A Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04.

     "Term Loan B Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule 1 hereto directly below the column entitled "Term Loan B Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04.

     "Term  Loan  A  Maturity  Date"  shall  mean  December  23,  2005.

     "Term  Loan  B  Maturity  Date"  shall  mean  November  1,  2007.

     "Term  Loan  A  Scheduled  Repayment"  shall  have  the meaning provided in
Section  4.02(b).

     "Term  Loan  B  Scheduled  Repayment"  shall  have  the meaning provided in
Section  4.02(c).

     "Term  Loan  A Scheduled Repayment Date" shall have the meaning provided in
Section  4.02(b).

     "Term  Loan  B Scheduled Repayment Date" shall have the meaning provided in
Section  4.02(c).

     "Term  Note"  shall  have  the  meaning  provided  in  Section  1.05(d).

     "Term  Note  A"  shall  have  the  meaning  provided  in  Section  1.05(d).

     "Term  Note  B"  shall  have  the  meaning  provided  in  Section  1.05(d).

     "Test Period" shall mean, except as otherwise provided in the definitions of Consolidated EBITDA and Consolidated Interest Expense, each period of four consecutive fiscal quarters of the Borrower then last ended taken as one accounting period, ended after the Effective Date.

     "THL" shall mean Thomas H. Lee Company, a sole proprietorship located in Massachusetts.

     "THL Affiliates" shall mean any Affiliate of THL, provided that for purpose of the definition of "Change of Control," the term THL Affiliate shall not include any portfolio company of either THL or any Affiliate of THL.

     "THL Investor" shall mean and include Thomas H. Lee Equity Fund IV, L.P. or any limited or general partner, stockholder, officer, or employee of such THL Investor or any officer or employee of THL.

     "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Lenders.

     "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders.

     "Total Term Loan A Commitment" shall mean, at any time, the sum of the Term Loan A Commitments of each of the Lenders.

     "Total Term Loan B Commitment" shall mean, at any time, the sum of the Term Loan B Commitments of each of the Lenders.

     "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment, less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of Letter of Credit Outstandings.

     "Trade  Letter  of  Credit"  shall  have  the  meaning  provided in Section
2.01(a).

     "Trademark  Agreement"  shall  have  the  meaning provided in Section 5.10.

     "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being four separate Tranches, I.E., Term Loan A, Term Loan B, Revolving Loans and Swingline Loans.

     "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, I.E., whether a Base Rate Loan or a Eurodollar Loan.

     "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

     "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

     "United  States"  and  "U.S." shall each mean the United States of America.

     "Unpaid  Drawing"  shall  have the meaning provided for in Section 2.04(a).

     "Unutilized Revolving Loan Commitment" with respect to any Lender, at any time, shall mean such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Lender and (ii) such Lender's Percentage of the Letter of Credit
Outstandings in respect of Letters of Credit issued under this Agreement. "Voting Stock" shall mean any class or classes of capital stock of the Borrower pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of the Borrower.

     "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal numbers of shares required to be held by others under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

     "Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities.

     SECTION  12.  THE  AGENTS.

     12.01 APPOINTMENT. The Lenders hereby designate Fleet National Bank as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" shall include Fleet National Bank (and/or any of its affiliates) in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. The Lenders hereby designate Bank of America, N.A. as Syndication Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the respective Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each of the Agents may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

     12.02 NATURE OF DUTIES. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. None of the Agents nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by the respective such Person's gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

     12.03 LACK OF RELIANCE ON THE AGENTS. Independently and without reliance upon any Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other

Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

     12.04 CERTAIN RIGHTS OF THE AGENTS. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

     12.05 RELIANCE. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

     12.06 INDEMNIFICATION. To the extent any Agent is not reimbursed and indemnified by the Borrower the Lenders will reimburse and indemnify such Agent, in proportion to their respective "percentages" as used in determining the Required Lenders, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

     12.07 EACH AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to make Loans under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term
"Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     12.08 HOLDERS. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

     12.09 RESIGNATION BY THE AGENTS. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 20 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and
(c) below or as otherwise provided below. Each other Agent may resign from the performance of all of its functions and duties hereunder and/or under the other Credit Documents at any time by giving notice to the Borrower, the Administrative Agent and the Lenders. Such resignation shall take effect upon delivery of such notice.

     (b) Upon any such notice of resignation by the Administrative Agent, the Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

     (c) If a successor Administrative Agent shall not have been so appointed within such 20 Business Day period, the Administrative Agent, with the consent of the Borrower (which shall not be unreasonably withheld or delayed), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

     (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Agents (if one or more so agrees), or if there are no Agents or no Agent so agrees, then the Required Lenders, shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

     SECTION  13.  MISCELLANEOUS.

     13.01 PAYMENT OF EXPENSES, ETC. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of (a) the Agents (including, without limitation, the reasonable fees and disbursements of Bingham McCutchen LLP and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit

Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto relating to the syndication of Commitments hereunder or requested by any Credit Party, and of the Agents in connection with their syndication efforts with respect to this Agreement and of (b) the Agents and, following and during the continuation of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agents and, following and during the continuation of an Event of Default, for each of the Lenders, provided that the Borrower shall be obligated to pay the fees and disbursements of only one counsel to the Agents and the Lenders pursuant to this clause (i)(b) unless an Agent or Lender notifies the Borrower that it reasonably believes that its legal position differs from the other Agents or Lenders or that it may be subject to different claims or defenses than the other Agents and Lenders, in which case the Borrower will also pay the reasonable fees and disbursements of counsel of such Agent or Lender; (iii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iv) indemnify each Agent and each Lender, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but, also in each case, excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking

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to  indemnify,  pay  or  hold harmless the Agents or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

     13.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Borrower or such Credit Party, as applicable, to such Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

     13.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, facsimile or cable communication) and mailed, telexed, telecopied, cabled or delivered: if to the Borrower or any other Credit Party, at the Borrower's address specified opposite its signature below; if to any Lender, at its address specified opposite its name on Schedule 1 below; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or any of the Agents, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Agents. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, be effective when deposited in the mails or delivered to the overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex, telegraph, cable or telecopier, except that notices and communications to the Agents and the Borrower shall not be effective until received by the Agents or the Borrower, as the case may be.

     13.04 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or

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any portion of its Commitments hereunder except as provided in Section 13.04(b))
and, in the case of any assignment, such Lender shall not be "Lender" hereunder to the extent of such assignment) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder except, in the case of an assignment, upon execution of and delivery to the Administrative Agent of an Assignment and Acceptance Agreement and otherwise in compliance with
Section 13.04(b) and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except (x) in connection with a waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i)) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.


     (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder), its outstanding Term Loan A or Term Loan B to (I) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company, (II) to one or more Lenders or (III) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Revolving Loan Commitments, and/or outstanding principal amount of Term Loan A or Term Loan B hereunder to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible

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Transferee),
each of which assignees under the foregoing clauses (x) and (y) shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance Agreement, provided that, (i) at such time Schedule 1 shall be deemed modified to reflect the Commitments (and/or outstanding Loans, as the case may be) of such new Lender and of the existing Lenders, (ii) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender to the extent it is retaining any Commitments or Leases, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Loans, as the case may be), (iii) with respect to any assignment pursuant to the foregoing clause (y), the consent of the Administrative Agent and so long as no Default under Section 10.05 and no Event of Default then exists, the Borrower, shall be required in connection with any such assignment (each of which consents shall not be unreasonably withheld or delayed) and (iv) the Administrative Agent shall receive at the time of each such assignment pursuant to preceding clause (y), from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10,
1.11 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

     (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

     13.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and any Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent or any Lender or the holder of any Note

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would  otherwise  have.  No  notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

     13.06 PAYMENTS PRO RATA. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower or any Subsidiary Guarantor in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

     (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, the RL Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

     13.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States (or the equivalent thereof in any country in which a Foreign Subsidiary is doing business, as applicable) consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided that, except as otherwise specifically provided herein, all computations of Excess Cash Flow and all computations determining compliance with Section 4.02 and Sections 9.09 through 9.12, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Lenders for the first fiscal year of the Borrower ended December 28, 2001 (with the foregoing

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generally  accepted  accounting  principles,  subject  to the preceding proviso, herein called "GAAP"), except that such computations shall not, in any event, give effect to purchase accounting adjustments required or permitted by APB 16 (including non-cash write-up and non-cash charges relating to inventory and fixed assets, in each case arising in connection with the Borrower), and APB 17 (including non-cash charges relating to intangibles and goodwill arising in connection with the Borrower).

     (b) All computations of interest, the RL Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days (except for Base Rate Loans where the rate of interest is based on the Prime Lending Rate, in which case such computation shall be made on the basis of 365 or 366 days, as the case may be) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, the RL Commitment
Commission  or  Fees  are  payable.

     13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE
GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

     (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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

     (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     13.09 COUNTERPARTS. This Agreement and any amendment hereof may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

     13.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

     13.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     13.12 AMENDMENT OR WAIVER; ETC. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that

(i) no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender), directly affected thereby:

     (A) extend the final scheduled maturity of any Loan or Note, extend any regularly scheduled dates for payment of principal of, or interest on, the Loans, or extend the stated maturity of any Letter of Credit beyond the RL Maturity Date, or reduce or forgive the principal amount thereof (except to the extent repaid in cash), or reduce the rate or extend the time of payment of interest or Fees thereon (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause
(A)),

     (B) increase the amount of any Commitment of such Lender or extend the expiration date of any Commitment of such Lender,

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

     (C) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents or release all or substantially all of the Subsidiary Guarantors from their guaranty obligations under the Subsidiaries Guaranty,

     (D)  amend,  modify  or  waive  any  provision  of  this  Section  13.12,

     (E) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement, in each such case, may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and the Revolving Loan Commitments are included on the Effective Date), or

     (F) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender).

(ii) no such change, waiver, discharge or termination shall, without the consent of the Swingline Lender or, in the case of Letters of Credit, the respective Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit or Swingline Loans,

(iii) no such change, waiver, discharge or termination shall, without the consent of each Agent affected thereby, amend, modify or waive any provision of
Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, or

(iv) no such change, waiver, discharge or termination shall, without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

     (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in clause (A) below, to (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower if the respective Lender's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the respective Tranche or Tranches of

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Commitments and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination.

     (c) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose individual consent is required is not obtained, then the Borrower shall have the right to terminate such non-consenting Lender's Commitments and/or repay the outstanding Loans of such Lender, provided, however, that such termination shall only be permitted to the extent the Borrower receives proceeds from the issuance of common equity to THL or other Permitted Holders, and provided, further, that, unless the Commitments terminated and Loans repaid pursuant to this subclause
(c) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to this subclause (c) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to terminate the Commitment of a Lender or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

     13.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06 shall, subject to Section 13.15 (to the extent applicable), survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

     13.14 DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

     13.15 LIMITATION ON ADDITIONAL AMOUNTS, ETC. Notwithstanding anything to the contrary contained in Sections 1.10, 1.11, 2.05 or 4.04 of this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under any such Section within one year after the later of (x) the date the Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs one year prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be. This Section 13.15 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.05 and 4.04.

     13.16  CONFIDENTIALITY. (a) Subject to the provisions of clause (b) of this
Section 13.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, professional advisors or counsel, to affiliates or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Lenders in writing as confidential, provided that any Lender may disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender,
(b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or to the National Association of Insurance Commissioners (to the extent necessary to receive the benefits of any law or regulation governing such Lender's investments), (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Agents or the Collateral Agent, (f) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about such Lender's investment portfolio in connection with ratings issued with respect to such Lender, (g) to any prospective or actual transferee or participant in connection with any contemplated assignment, transfer or participation of any of the Notes or Commitments or any interest therein by such Lender and (h) to any direct or indirect counterparty with a Lender or its affiliate in a swap agreement with respect to such Lender's Loans, provided that in he case of clauses (g) and (h) such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16.


     (b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries, provided such

Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender).

     13.17 REGISTER. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.17, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Acceptance Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Acceptance Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.17 except when caused by the gross negligence or willful misconduct of the Administrative Agent. Notwithstanding the foregoing, in the case of any assignment of any Term Loans pursuant to clause (x) of Section 13.04(b) that is not reflected in the Register, the assigning Lender shall maintain a comparable register on behalf of the Administrative Agent.

     13.18 USURY LAWS. (a) It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, the parties hereto stipulate and agree that none of the terms and provisions contained in the Notes, this Agreement, or any of the other Credit Documents shall ever be construed to create a contract to pay to any Lender for the use, forbearance, or detention of money at a rate in excess of the Highest Lawful Rate applicable to such Lender, and that for purposes hereof, "interest" shall include the aggregate of all charges or other consideration which constitute interest under applicable laws and are contracted for, taken, reserved, charged, or received under any of this Agreement, the Notes, or the other Credit Documents or otherwise in connection with the transactions contemplated by this Agreement. Further, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Credit
Document  or  agreement
entered into in connection with or as security for the Notes, it is agreed as follows: the aggregate of all consideration which constitutes interest under law applicable to each such Lender that is contracted for, taken, reserved, charged, or received by such Lender under the Notes, this Agreement, or under any of the other aforesaid Credit Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by the law applicable to such Lender, and any excess shall be credited by such Lender on the principal amount of the Indebtedness of the Borrower owed to such Lender (or, if the principal amount of such Indebtedness shall have been paid in full, to the extent such interest has been received by a Lender, it shall be refunded by such Lender to the Borrower). The provisions of this Section 13.18(a) shall control over all other provisions of this Agreement, the Notes, and the other Credit Documents which may be in apparent conflict herewith. The parties further stipulate and agree that, without limitation on the foregoing, all calculations of the rate or amount of interest contracted for, taken, reserved, charged or received under any of this Agreement, the Notes, and the other Credit Documents which are made for the purpose of determining whether such rate or amount exceed the Highest Lawful Rate shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading during the period of the full stated term of the Indebtedness, and if longer and if permitted by applicable law, until payment in full, all interest at any time so contracted for, taken, reserved, charged, or received.

     (b) If at any time the effective rate of interest of any Lender's Notes would exceed the Highest Lawful Rate applicable to such Lender (taking into account the interest rate applicable to such Indebtedness pursuant to the other provisions of this Agreement, plus all additional charges and consideration which have been contracted for, taken, reserved, charged, or received under this Agreement, such Lender's Notes and the other Credit Documents, or any of them, and which additional charges or consideration (the "Additional Charges") constitute interest with respect to such Indebtedness), the effective interest rate to apply to such Indebtedness made by a Lender shall be limited to the Highest Lawful Rate, but any subsequent reductions in the interest rate applicable to such Indebtedness owed to such Lender shall not reduce the effective interest rate to apply to such Indebtedness owed to such Lender below the Highest Lawful Rate applicable to such Lender until the total amount of interest accrued on such Indebtedness equals the amount of interest which would have accrued if the Interest Rate from time to time applicable to such Indebtedness owed to such Lender had at all times been in effect with respect to such Indebtedness pursuant to the other provisions of this Agreement and if the Lender had collected all Additional Charges called for under this Agreement, the Notes, and the other Credit Documents. If at maturity or final payment of such Lender's Notes the total amount of interest accrued on such Lender's Notes (including amounts designated as "interest" plus any Additional Charges which constitute interest with respect to such Lender's Notes, and taking into account the limitations of the first sentence of this Section 13.18(b)) is less than the total amount of interest which would have accrued if the interest rate or interest rates applicable to the Indebtedness from time to time outstanding under such Lender's Notes had at all times been in effect pursuant to the other provisions of this Agreement, then the respective Borrower agrees, to the fullest extent permitted by the laws applicable to such Lender, to pay to such Lender an amount equal to the difference between (i) the lesser of (1) the amount of interest which would have accrued on such lender's Notes if the Highest Lawful Rate had at all times been in effect (but excluding, for purposes of calculating such amount of interest, any Additional Charges which constitute interest with respect to such Lender's Notes), or (2) the amount of interest which would have accrued on such lender's Notes if the interest rate or interest rates applicable to the Indebtedness from time to time outstanding under such Lender's Notes had at all times been in effect pursuant to the other provisions of this Agreement (including amounts designated as "interest" plus any Additional Charges which constitute interest with respect to such lender's Notes) less (ii) the amount of interest actually accrued on such lender's Notes (including amounts designated as "interest" plus any Additional Charges which constitute interest with respect to such Lender's Notes).

     SECTION  14.  TRANSITIONAL  ARRANGEMENTS.

     14.01 EXISTING CREDIT AGREEMENT SUPERSEDED. This Agreement shall on the Effective Date amend and restate the Existing Credit Agreement in its entirety, except as provided in this Section 14.01. On the Effective Date, the rights and obligations of the parties evidenced by the Existing Credit Agreement shall be evidenced by the Agreement and the other Credit Documents, the "Loans" as defined in the Existing Credit Agreement shall be converted to Loans as defined herein, and all outstanding Letters of Credit issued by an Issuing Lender prior to the Effective Date shall, for purposes of this Agreement, be Letters of Credit.

     14.02 RETURN AND CANCELLATION OF NOTES. As soon as reasonably practicable after its receipt of its Revolving Note and Term Notes hereunder on the Effective Date, each Lender will promptly return to the Borrower, marked "Substituted" or "Cancelled" as the case may be, any notes of the Borrower held by the Lenders pursuant to the Existing Credit Agreement.

     14.03 INTEREST AND FEES UNDER SUPERSEDED AGREEMENT. All interest and fees and expenses, if any, owing or accruing under or in respect of the Existing Credit Agreement through the Effective Date shall be calculated as of the Effective Date (prorated in the case of any fractional periods), and shall be paid in accordance with the method, and on the dates, specified in the Existing Credit Agreement, as if the Existing Credit Agreement were still in effect. Commencing on the Effective Date, the RL Commitment Commission shall be payable by the Borrower to the Administrative Agent for the account of the Lenders in accordance with Section 3.01.

                 [Remainder of page intentionally left blank.]

Signature  Pages  to  the  Amended  and  Restated  Credit  Agreement


     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amended and Restated Credit Agreement as of the date first above written.

EYE  CARE  CENTERS  OF  AMERICA,  INC.

     By:__________________________________
     Name:
     Title:

FLEET  NATIONAL  BANK,  individually  and  as  Administrative  Agent

     By:__________________________________
     Name:
     Title:

BANK  OF  AMERICA,  N.A.,  individually  and  as  Syndication  Agent

     By:__________________________________
     Name:
     Title:

DEUTSCHE  BANK  TRUST  COMPANY  AMERICAS  (f/k/a  Bankers  Trust  Company)

     By:__________________________________
     Name:
     Title:

BANK  AUSTRIA  CREDITANSTALT

     By:__________________________________
     Name:
     Title:

GE  CAPITAL  CFE,  INC.

     By:__________________________________
     Name:
     Title:

HELLER  FINANCIAL,  INC.

     By:__________________________________
     Name:
     Title:

CALIFORNIA  PUBLIC  EMPLOYEES'  RETIREMENT  SYSTEM
By:  Highland  Capital  Management,  L.P.
As  Authorized  Representatives  of  the  Board

     By:__________________________________
     Name:
     Title:

EMERALD  ORCHARD  LIMITED.

     By:__________________________________
     Name:
     Title:

PAMCO  CAYMAN  LTD.
By:  Highland  Capital  Management,  L.P.
As  Collateral  Manager

     By:__________________________________
     Name:
     Title:

HIGHLAND  LEGACY  LIMITED
By:  Highland  Capital  Management,  L.P.
As  Collateral  Manager

     By:__________________________________
     Name:
     Title:

INDOSUEZ  CAPITAL  FUNDING  VI,  LIMITED

     By:__________________________________
     Name:
     Title:

INDOSUEZ  CAPITAL  FUNDING  IIA,  LIMITED

     By:__________________________________
     Name:
     Title:

INDOSUEZ  CAPITAL  FUNDING  IV,  LIMITED

     By:__________________________________
     Name:
     Title:

PAM  CAPITAL  FUNDING  LP
By:  Highland  Capital  Management,  L.P.,
As  Collateral  Manager

     By:__________________________________
     Name:
     Title:

CREDIT  INDUSTRIEL
ET  COMMERCIAL


     By:__________________________________
     Name:
     Title:

MERRILL  LYNCH  CAPITAL,
a  division  of  Merrill  Lynch  Business  Financial  Services,  Inc.

     By:__________________________________
     Name:
     Title:

DYMAS  FUNDING  COMPANY,  LLC
By:  Dymas  Capital  Management  Company,  LLC,  its  Manager

     By:__________________________________
     Name:
     Title:

BRANT  POINT  II  CBO  2000-1  LTD.

     By:__________________________________
     Name:
     Title:

GREAT  POINT  CLO  1999-1  LTD.

     By:__________________________________
     Name:
     Title:

CASTLE  HILL  I  -  INGOTS,  LTD.
By:  Sankaty  Advisors,  LLC,
       As  Collateral  Manager

     By:__________________________________
     Name:
     Title:

SANKATY  HIGH  YIELD  PARTNERS  II,  L.P.

     By:__________________________________
     Name:
     Title:

SANKATY  HIGH  YIELD  PARTNERS  III,  L.P.

     By:__________________________________
     Name:
     Title:

RACE  POINT  II  CLO,  LIMITED
By:  Sankaty  Advisors,  LLC,
       As  Collateral  Manager

     By:__________________________________
     Name:
     Title:

HARBOUR  TOWN  FUNDING  LLC

     By:__________________________________
     Name:
     Title:

                                   SCHEDULE 1

                                   COMMITMENTS